===============================================================================


                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                            ------------------------

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (As Permitted by
    Rule 14a-6(e)(2))

|X| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-1

                            ------------------------

                              RITE AID CORPORATION

                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                            ------------------------

 Payment of Filing Fee (Check the appropriate box):

|X|  No fee required

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

Notes:



===============================================================================

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS



   The following information includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

   Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

     o    our high level of indebtedness;

     o our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our credit facilities and other debt agreements;

     o our ability to complete the financial restructuring contemplated by our May 15, 2001 bank commitment letter;

     o our ability to improve the operating performance of our existing stores, and, in particular, our new and relocated stores in accordance with our management's long term strategy;

     o the outcomes of pending lawsuits and governmental investigations, both civil and criminal, involving our financial reporting and other matters;

     o competitive pricing pressures, continued consolidation of the drugstore industry, third-party prescription reimbursement levels, regulatory changes governing pharmacy practices, general economic conditions and inflation, interest rate movements, access to capital and merchandise supply constraints; and

     o our ability to further develop, implement and maintain reliable and adequate internal accounting systems and controls.

   We undertake no obligation to revise the forward-looking statements included in this report to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Factors Affecting our Future Prospects" in our Annual Report on Form 10-K included herein.

                                 [RITE AID LOGO]


                              RITE AID CORPORATION
                                  P.O. BOX 3165
                         HARRISBURG, PENNSYLVANIA 17105

                            ------------------------

                    Notice of Annual Meeting of Stockholders
                           To Be Held on June 27, 2001

                            ------------------------

To Our Stockholders:

What:      Our Annual Meeting of Stockholders for Fiscal Year 2001

When:      June 27, 2001 at 10:00 a.m., local time

Where:     Radisson Penn Harris Hotel & Convention Center
           1150 Camp Hill Bypass
           Camp Hill, Pennsylvania 17011

Why:       At this Annual Meeting, we plan to:

           1. Elect two directors to hold office until the 2004 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

           2. Approve an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of common stock from 600,000,000 to 1,000,000,000;

           3. Ratify the appointment of Deloitte & Touche LLP as our independent auditors; and

           4. Transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

   Only stockholders of record at the close of business on May 14, 2001 will receive notice of, and be eligible to vote at, the Annual Meeting and any adjournment or postponement thereof. The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

   Your vote is important. Please read the Proxy Statement and the voting instructions on the enclosed proxy and then, whether or not you intend to attend the Annual Meeting in person, and no matter how many shares you own, please complete and promptly return your proxy in the envelope provided. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs. If you are a stockholder of record, you may also authorize the individuals named on the enclosed proxy to vote your shares by calling a specially designated telephone number (TOLL FREE (800) 213-3668) or via the Internet at http:// www.computershare.com/us/proxy. These telephone and Internet voting procedures are designed to authenticate your vote and to confirm that your voting instructions are followed. Specific instructions for stockholders of record who wish to use telephone or Internet voting procedures are set forth on the enclosed proxy. You may revoke your proxy at any time before the vote is taken by (a) delivering to the Secretary of Rite Aid a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or (b) voting your shares in person at the Annual Meeting.

                                              By order of the Board of
                                              Directors

                                              Robert B. Sari
                                              Secretary
                                              Camp Hill, Pennsylvania
                                              May 31, 2001

                              RITE AID CORPORATION
                                 P.O. BOX 3165
                         HARRISBURG, PENNSYLVANIA 17105

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on June 27, 2001

   The Board of Directors of Rite Aid Corporation, a Delaware corporation ("Rite Aid" or the "Company"), seeks your proxy for use in voting at our 2001 Annual Meeting of Stockholders to be held at the Radisson Penn Harris Hotel & Convention Center, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania 17011, on June 27, 2001 at 10:00 a.m., local time, or any adjournment or postponement thereof (the "Meeting"). This proxy statement, the foregoing notice and the enclosed proxy are first being mailed on or about May 31, 2001 to all holders of our common stock, par value $1.00 per share ("Common Stock"), and all holders of our 8% Series B Cumulative Pay-in-Kind Preferred Stock ("Series B Preferred Stock") (collectively, "Stockholders") entitled to vote at the Meeting.

PURPOSE OF THE MEETING

   At the Meeting, the Stockholders will be asked to vote on the following proposals:

     Proposal No. 1:     To elect two directors to hold office until the 2004
                         Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

     Proposal No. 2:     To amend our Amended Certificate of Incorporation to
                         increase the number of authorized shares of Common
                         Stock from 600,000,000 to 1,000,000,000; and

     Proposal No. 3:     To ratify the appointment of Deloitte & Touche LLP as
                         our independent auditors.

   In addition, the holders of the Series B Preferred Stock, voting separately as a class, will vote to elect one director (the "Series B Preferred Director") to hold office until the 2004 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

RECORD DATE

   Only Stockholders of record at the close of business on May 14, 2001 (the "Record Date") will receive notice of, and be entitled to vote at, the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 394,341,787 shares of Common Stock and 3,360,237 shares of Series B Preferred Stock (each of which is entitled to approximately 18.18 votes per share, or an aggregate of 61,095,218 votes).

QUORUM AND VOTING

   The presence at the Meeting, in person or by proxy, of the holders of 227,718,503 shares (a majority of the aggregate number of shares of Common Stock and Series B Preferred Stock (on an as-if-converted basis) issued and outstanding and entitled to vote as of the Record Date) is necessary to constitute a quorum to transact business. The holders of a majority of outstanding Series B Preferred Stock as of the Record Date is necessary to constitute a quorum to elect the Series B Preferred Director. Proxies marked "Abstain" and broker proxies that have not voted on a particular proposal ("Broker Non-Votes"), if any, will be counted in determining the presence of a quorum. In deciding all matters that come before the Meeting, each holder of Common Stock as of the Record Date is entitled to one vote per share of Common Stock, and each holder of Series B Preferred Stock as of the Record Date is entitled to approximately 18.18 votes per share (one vote per share of Common Stock issuable upon conversion of the Series B Preferred Stock). As of the Record Date, the Series B Preferred Stock was convertible into an aggregate of 61,095,218 shares of Common Stock. The holders of the Common Stock and the Series B Preferred Stock vote together as a single class, except that the holders of the Series B Preferred Stock, voting separately as a class, will vote to elect the Series B Preferred Director.

REQUIRED VOTES

   Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the total number of votes voted at the Meeting by the holders of shares of Common Stock and Series B Preferred Stock, voting together as a single class. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and Broker Non-Votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors, except to the extent the failure to vote for a nominee results in another nominee receiving a larger number of votes. Stockholders may not cumulate votes in the election of directors.

    Proposal No. 2 requires the affirmative vote of 227,718,503 shares (a majority of the total number of votes which the holders of all outstanding shares of Common Stock and Series B Preferred Stock are entitled to cast at the Meeting), voting together as a single class. Proposal No. 3 requires the affirmative vote of a majority of the total number of votes of the Common Stock and the Series B Preferred Stock represented and entitled to vote at the meeting.

    In determining whether Proposal Nos. 2 and 3 have received the requisite number of affirmative votes, abstentions and Broker Non-Votes will be counted and will have the same effect as votes against the proposals.

VOTING PROCEDURES

   Stockholders of record can choose one of the following three ways to vote:

   1. By mail: Sign, date and return the proxy in the enclosed pre-paid envelope.

   2. By telephone: Call (TOLL FREE (800) 213-3668) and follow the instructions.

   3. Via the Internet: Access "http://www.computershare.com/us/proxy" and follow the instructions.

   By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. If you want to vote in person at the Meeting and you hold Common Stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

PROXIES

   If the enclosed proxy card is properly signed and returned prior to voting at the Meeting, the shares represented thereby will be voted at the Meeting in accordance with the instructions specified thereon. If the proxy card is signed and returned without instructions, the shares will be voted as follows:

     Proposal No. 1:     FOR the nominees of the Board in the election of
                         directors;

     Proposal No. 2:     FOR the amendment to the Amended Certificate of
                         Incorporation to increase the number of authorized shares of Common Stock from 600,000,000 to 1,000,000,000; and

     Proposal No. 3:     FOR the appointment of Deloitte & Touche LLP as our
                         independent auditors.

   Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

   You may revoke your proxy by doing any of the following:

   o Delivering a written notice of revocation to the Secretary of Rite Aid, dated later than the proxy, before the vote is taken at the Meeting;

   o Delivering a duly executed proxy bearing a later date (including proxy by telephone or via the Internet) before the vote is taken at the Meeting; or

   o Voting in person at the Meeting (your attendance at the Meeting, in and of itself, will not revoke the proxy).

   Any written notice of revocation, or later dated proxy, should be delivered to:

                              Rite Aid Corporation
                                 30 Hunter Lane
                         Camp Hill, Pennsylvania 17011
                      Attention: Robert B. Sari, Secretary

   Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to our Secretary at the Meeting before we begin voting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS
GENERAL

   Rite Aid's Board of Directors is divided into three classes, with each class to be composed as equally as possible. The Board of Directors currently consists of three directors whose terms expire this year, four directors whose terms expire in 2002 and three directors whose terms expire in 2003. The term of one class of directors expires at each annual meeting of Stockholders and each class serves a three-year term. Although the Board of Directors has a nominating committee, the nominees for directors were nominated by the entire Board and the nominee for the Series B Preferred Director was nominated by the holder of the Series B Preferred Stock.

   The Company's By-Laws provide that the Board of Directors may be composed of up to 15 members, with the number to be fixed from time to time by the Board of Directors. The Board of Directors has fixed the number of directors for the year commencing at the Meeting at nine.

DIRECTOR NOMINEES

   The Board of Directors has nominated Mary F. Sammons and Leonard N. Stern to be elected directors at the Meeting. Each of the nominees for director to be elected at the Meeting currently serves as a director of the Company. Each director elected at the Meeting will hold office until 2004. As a result of a decision by Mr. Tsai, whose term expires at the Meeting, not to stand for re-election, effective upon the closing of this Meeting, and in order to make the number of directors in each class equal, the Board of Directors asked director Leonard N. Stern, whose term as a director was due to expire in 2002, to stand for election at this Meeting. The holder of the Series B Preferred Stock has informed the Company that it will elect Leonard I. Green as the Series B Preferred Director to hold office until 2004. The other directors will remain in office for the remainder of their respective terms, as indicated below.

   If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, then the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment.

   The following table sets forth certain information with respect to the Company's directors and the director nominees as of the Record Date:

                                                                                             Year First became     Term as Director
Name                                     Age   Position with Rite Aid                                 Director      will Expire (1)
-------------------------------          ---   ------------------------------------------    -----------------    -----------------
Robert G. Miller...............           57   Chairman and Chief Executive Officer and                   1999                 2002
                                               Director
William J. Bratton.............           53   Director                                                   1997                 2003
Alfred M. Gleason..............           71   Director                                                   2000                 2002
Leonard I. Green...............           67   Director                                                   1999                 2001
Nancy A. Lieberman.............           44   Director                                                   1996                 2002
Mary F. Sammons................           54   President and Chief                                        1999                 2001
                                               Operating Officer and Director
Stuart M. Sloan................           57   Director                                                   2000                 2003
Jonathan D. Sokoloff...........           43   Director                                                   1999                 2003
Leonard N. Stern...............           63   Director                                                   1986                 2002
Gerald Tsai, Jr................           72   Director                                                   1987                 2001

---------------
(1) Directors' terms of office are scheduled to expire at the annual meeting of stockholders to be held in the year indicated. If Mr. Stern is elected at the Annual Meeting, his term will expire in 2004 instead of 2002.

   Robert G. Miller. Mr. Miller has been Chairman and Chief Executive Officer since December 5, 1999. Previously, Mr. Miller served as Vice Chairman and Chief Operating Officer of The Kroger Company, a retail food company. Mr. Miller joined Kroger in May 1999, when The Kroger Company acquired Fred Meyer, Inc., a food, drug and general merchandise chain. From 1991 until the acquisition, he served as Chief Executive Officer of Fred Meyer, Inc. Mr. Miller also serves as a director of Harrah Entertainment, Inc., PathMark Stores, Inc., ScottishPower and AdvancePCS.

   William J. Bratton. Prior to August 2000, when Mr. Bratton became President of Bratton Group LLC, which provides criminal justice consulting services, he was a self-employed criminal justice consultant. From January 1998 to March 2000, Mr. Bratton was President and Chief Operating Officer of Carco Group, Inc., a provider of employment background screening services. From April 1996 through 1997, he was Vice Chairman of First Security Services Corporation and President of its subsidiary, First Security Consulting, Inc. Mr. Bratton was Police Commissioner of the City of New York from 1994 through April 1996. Mr. Bratton serves as a director of Firearms Training, Inc.

   Alfred M. Gleason. Mr. Gleason is currently a self-employed consultant. Mr. Gleason served as the President of the Port of Portland Commission in Portland, Oregon, from October 1995 until June 1999. From 1985 until 1995, Mr. Gleason held several positions with PacifiCorp, including Chief Executive Officer, President and Director. PacifiCorp is the parent company of Pacific Power & Light, Utah Power & Light and Pacific Telecom, Inc. Mr. Gleason serves as a Director of Comdial, Inc. and Tektronix, Inc. and served as a Director of Fred Meyer, Inc. until June 1999.

   Leonard I. Green. Mr. Green has been an executive officer of Leonard Green & Partners, L.P., an affiliate of Green Equity Investors III, L.P., since its formation in 1994. Mr. Green has also been, individually or through a corporation, a partner in a merchant banking firm affiliated with Leonard Green & Partners, L.P., since its inception in 1989. Mr. Green is also a director of Communications & Power Industries, Inc., Liberty Group Publishing, Inc. and Dollar Financial Group, Inc. Mr. Green was elected as a director pursuant to the October 1999 agreement of Green Equity Investors III, L.P. to purchase 3,000,000 shares of preferred stock of Rite Aid.

   Nancy A. Lieberman. Ms. Lieberman has been a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1987. Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to Rite Aid.

   Mary F. Sammons. Ms. Sammons has been President and Chief Operating Officer and a member of Rite Aid's Board of Directors since December 5, 1999. From April 1999 to December 1999, Ms. Sammons served as President and Chief Executive Officer of Fred Meyer Stores, Inc., a subsidiary of The Kroger Company. From January 1998 to April 1999, Ms. Sammons served as President and Chief Executive Officer of Fred Meyer Stores, Inc., a subsidiary of Fred Meyer, Inc. From 1985 through 1997, Ms. Sammons held several senior level positions with Fred Meyer Inc., the last being that of Executive Vice President. Ms. Sammons is also a director of drugstore.com and of the National Association of Chain Drug Stores.

   Stuart M. Sloan. Mr. Sloan has been a principal of Sloan Capital Companies, a private investment company since 1984. Mr. Sloan was also the Chairman of the Board from 1986 to 1998 and the Chief Executive Officer from 1991 to 1996 of Quality Food Centers, Inc., a supermarket chain. He currently serves on the board of directors of Anixter International Corporation.

   Jonathan D. Sokoloff. Mr. Sokoloff has been an executive officer of Leonard Green & Partners, L.P., an affiliate of Green Equity Investors III, L.P. since its formation in 1994. Since 1990, Mr. Sokoloff has also been a partner in a merchant banking firm affiliated with Leonard Green & Partners, L.P. Mr. Sokoloff is also a director of Twinlab Corporation, Diamond Triumph Auto Glass, Inc., Dollar Financial Group, Inc. and Gart Sports Company. Mr. Sokoloff was elected as a director pursuant to the October 1999 agreement of Green Equity Investors III, L.P. to purchase 3,000,000 shares of preferred stock of Rite Aid.

   Leonard N. Stern. Mr. Stern is Chairman of the Board and Chief Executive Officer of The Hartz Group, Inc. and affiliated companies, a position he has held since 1970. These companies are engaged in the businesses of the manufacture and sale of pet supplies, ownership and operation of hotels, real estate development and investing. Rite Aid purchases Pet supplies from The Hartz Mountain Corporation, Inc., which was owned by The Hartz Group, Inc. until December 31, 2000. Mr. Stern is also a director of Homes for the Homeless, a nonprofit organization.

   Gerald Tsai, Jr. Mr. Tsai is a private investor. He is currently the chairman of Satmark Media Group, an ATM advertising company. From February 1993 to October 1997, Mr. Tsai was Chairman and Chief Executive Officer of Delta Life Corporation. Mr. Tsai is also a director of Saks Incorporated, Triarc Companies, Sequa Corporation, Zenith National Insurance Corp., IPNetwork and United Rentals, Inc.

DIRECTORS' ATTENDANCE AT MEETINGS

   The Board of Directors held five regular meetings and four special meetings during fiscal year 2001. Each incumbent director of the Company attended at least 75% of the meetings of the Board of Directors and meetings held by all committees on which such director served, except that Leonard I. Green attended 25% of the Executive Committee Meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

   Executive Committee. The Executive Committee met four times during fiscal year 2001. The Executive Committee, except as limited by Delaware law, is empowered to exercise all of the powers of the Board of Directors. From December 6, 2000, the date of last annual meeting of stockholders, to January 10, 2001, the members of the Executive Committee were Robert G. Miller, Leonard I. Green, Nancy A. Lieberman, Leonard N. Stern and Gerald Tsai, Jr. After January 10, 2001, the members of the Executive Committee were Robert G. Miller (Chairman), Leonard I. Green, Leonard N. Stern, Stuart M. Sloan and Alfred M. Gleason.

   Audit Committee. The Audit Committee, which held nine meetings during fiscal year 2001, currently consists of Leonard N. Stern (Chairman), William
J. Bratton, Alfred M. Gleason and Gerald Tsai, Jr. The Audit Committee:

   o oversees management's fulfillment of its financial reporting and disclosure responsibilities and its maintenance of appropriate internal control systems,

   o recommends appointment of the Company's independent public accountants, and

   o oversees the activities of the Company's internal audit function.

   The independent public accountants and internal auditors meet with the Audit Committee with and without the presence of management representatives.

   Compensation Committee. The Compensation Committee, which met one time during fiscal year 2001, currently consists of Stuart Sloan (Chairman), Leonard I. Green, Jonathan D. Sokoloff and Nancy A. Lieberman. The Compensation Committee administers the Company's stock option and other equity incentive plans and reviews and recommends to the Board of Directors senior officers' salaries and bonuses. See "Report of the Compensation Committee on Executive Compensation."

   Nominating Committee. The Nominating Committee did not meet during fiscal year 2001. Current members of the Nominating Committee are Leonard I. Green (Chairman), Gerald Tsai, Jr., Jonathan D. Sokoloff and Nancy A. Lieberman.

DIRECTORS' COMPENSATION

   In fiscal year 2001, Rite Aid's non-employee directors received $1,000 for each meeting attended or $1,500 for each meeting attended at which such non-employee director served as the chairman of a committee, except that Leonard
I. Green, Jonathan D. Sokoloff and Nancy A. Lieberman received no compensation. In fiscal year 2001, each non-employee director, other than Mr. Green, Mr. Sokoloff and Ms. Lieberman, received 10,989 restricted shares of Common Stock, which had a value of approximately $50,000 based on the average per share price of the Common Stock over a three-day period in July of 2000. On January 10, 2001, the same non-employee directors each received non-qualified stock options to purchase 100,000 shares of Common Stock under the Rite Aid Omnibus Equity Plan, with an exercise price of $3.4375. Such options vest ratably over a three-year period beginning on the first anniversary of the date they were granted. None of such options vests after the non-employee director ceases to be a director. Directors who are officers and full-time employees of the Company or who are affiliated with entities that provide services to the Company receive no separate compensation for service as directors or committee members. Directors are reimbursed for travel and lodging expenses associated with attending Board of Directors meetings.

                                 RECOMMENDATION

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
        YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE


                                 PROPOSAL NO. 2

         AMENDMENT OF RITE AID AMENDED CERTIFICATE OF INCORPORATION TO
            INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Introduction

   We are asking Stockholders to approve Proposal No. 2 in connection with our proposed refinancing of indebtedness which is described below (the "Refinancing"). Our Board of Directors believes that this Refinancing is in the best interests of Rite Aid and its Stockholders. In order to complete the Refinancing as described below, we are required to sell additional equity, a portion of which we have already sold or committed to sell. We are asking Stockholders to approve Proposal No. 2 to ensure that we will have sufficient shares of our authorized Common Stock to raise the additional equity we are required to obtain. If Proposal No. 2 is not approved, we believe it will be more difficult to complete a refinancing on terms we believe are favorable to Rite Aid.

   Once the proposed Refinancing is completed, our remaining debt due before March 2005 will be $152.0 million of our 5.25% convertible subordinated notes due 2002, $107.8 million of our 6.0% dealer remarketable securities due 2003, $259.2 million of our 10.5% senior secured notes due 2002 (the "10.5% Notes") and normal amortization of our new credit facility and other debt. We expect to either issue new debt within the limits permitted under our new senior credit facility, effect additional exchanges of equity for our debt and/or use internally generated funds to retire both the 5.25% notes and the dealer remarketable securities at maturity. We expect to meet the amortization payments under the new credit facility using internally generated funds. Funds to repay the 10.5% Notes at maturity are included in the new credit facility.

Proposed New Senior Credit Facility

   On May 15, 2001, Rite Aid received a financing commitment (the "Refinancing Letter") from Salomon Smith Barney Inc., Citicorp North America, Inc., The Chase Manhattan Bank, J.P. Morgan Securities Inc., Credit Suisse First Boston, Fleet Retail Finance Inc., and Fleet Securities, Inc. (the "Banks"). The following section summarizes important terms of the Refinancing Letter.

   The Refinancing Letter provides a commitment from the Banks to provide a new senior secured credit facility (the "Senior Facility") to the Company in the aggregate principal amount of $1.9 billion, subject to the terms and conditions described in the Refinancing Letter. The commitments of the Banks under the Refinancing Letter are conditioned on, among other things, Rite Aid raising not less than $1.05 billion of gross proceeds from a combination of additional financings (the "Additional Financings") as follows:

   o gross proceeds of at least $400 million in cash from equity financings (other than debt for equity swaps) (the "Additional Equity Financing"); and

   o the balance from a combination of debt for equity swaps or public or private sales of debt securities and/or real estate financings (the "Additional Debt Financing"), provided that at least $300 million of such balance consists of debt for equity swaps (including those effected since March 3, 2001, other than those effected through the public exchange offer by Rite Aid in respect of its $156,000,000 5.25% Convertible Subordinated Notes due 2002 and $110,000,000 6.00% Dealer Remarketable Securities due 2003) or other equity financings.

   The Refinancing Letter provides for Rite Aid to pay costs and expenses, including commitment fees, in connection with the foregoing transactions (the "Transactions") in an amount up to approximately $94 million. The commitments in the Refinancing Letter will terminate on August 31, 2001 if definitive agreements for the Senior Facility reasonably satisfactory to the Banks have not been entered into by that time. The agent Banks (the "Agents") may terminate the commitments if any event occurs that, in their reasonable judgment, results or is likely to result in the failure to satisfy any condition set forth in the Refinancing Letter, unless, in the judgement of the Agents, such event or condition is capable of being cured and Rite Aid is working diligently to the satisfaction of the Agents to effect such a cure.

   The Refinancing Letter contemplates (i) a new senior secured tranche A term loan facility (the "Tranche A Term Facility") in the amount of $1.4 billion, less the aggregate principal amount outstanding of the 10.5% Notes, after giving effect to a contemplated tender offer by the Company for such Notes,
(ii) a senior secured delayed draw tranche B term loan facility (the "Tranche B Facility" and, together with the Tranche A Term Facility, the "Term Facilities") in the amount equal to the aggregate principal amount outstanding of the 10.5% Notes, after giving effect to our contemplated tender offer, and
(iii) a senior secured revolving credit facility (the "Revolving Facility") in the amount of $500 million. The commitments under the Tranche B Facility will be reduced on a dollar-for-dollar basis to the extent the outstanding principal amount of the 10.5% Notes is reduced after the closing of the Refinancing. Availability under the Senior Facility will be subject to a borrowing base calculated as percentages of certain receivables and inventory pledged as collateral. The Refinancing Letter provides for the Senior Facility to be guaranteed by substantially all of the Company's subsidiaries, and the lenders under the Senior Facility (the "Senior Lenders") to have a security interest in substantially all of those subsidiaries' accounts receivable, prescription files, inventory, intellectual property and certain real property (including owned fixtures, furnishings and equipments) and other assets to be agreed.

   The Refinancing Letter provides for the interest rate on Term Facilities and the Revolving Facility to be LIBOR plus a spread of 3.50% or the highest of
(a) Citibank, N.A.'s base rate, (b) the Federal Funds Effective Rate plus 1/2 of 1% and (c) the Base CD Rate plus 1/2 of 1% (the "Base Rate") plus a spread of 2.50%. The Company may choose LIBOR or Base Rate pricing and may elect interest periods of 7 days or 1, 1 1/2, 2, 3 or 6 months for LIBOR borrowings, except that all swing line loans will have Base Rate pricing.

   The Refinancing Letter provides for the Term Facilities and the Revolving Facility to mature (and all lending commitments under the Revolving Facility to terminate) on the fourth anniversary of the date on which definitive documentation for the Senior Facility is executed and delivered; provided, that to the extent more than $20 million of our $200,000,000 7.625% Senior Notes due April 15, 2005 remain outstanding on December 31, 2004, the Term Facilities and the Revolving Facility will mature (and all lending commitments under the Revolving Facility will terminate) on March 15, 2005. The Term Facilities will amortize on schedules to be determined. The Company plans to use funds drawn from the Senior Facility, the Additional Equity Financings and the Additional Debt Financings (i) to repay indebtedness, and (ii) to finance working capital requirements and capital expenditures and for other permitted general corporate purposes.

   The Refinancing Letter provides that the Senior Facility will contain covenants that are customary for facilities and transactions of this type and others appropriate to the transaction to be reasonably specified by the Agents (including exceptions and materiality standards), which will place restrictions on, among other things, the increase of debt, the payment of distributions in respect of capital stock, the prepayment of debt, investments, capital expenditures, mergers, liens, sale-leaseback transactions and the granting of negative pledges to other creditors, and will require the Company to meet various financial ratios.

   The Refinancing Letter provides that the definitive agreements for the Senior Facility will contain representations and warranties that are customary for facilities and transactions of this type and others appropriate to the transaction to be reasonably specified by the Agents (including customary exceptions and materiality thresholds).

   The Refinancing Letter provides that the Senior Facility will be subject to mandatory prepayment with the net cash proceeds of sales of specified assets and sales of capital stock of any subsidiary of Rite Aid owning any specified assets (other than sales in the ordinary course of business and other limited exceptions to be agreed upon) and the net cash proceeds of certain permitted capital markets transactions. In the case of a mandatory prepayment with proceeds of a capital markets transaction, the Refinancing Letter provides that, so long as Rite Aid is in compliance with the borrowing base requirements of the Senior Facility, Rite Aid may use up to $300 million of proceeds to repay certain outstanding debt and use the balance of such $300 million for general corporate purposes. Any remaining proceeds will be split 75% for prepayment of the Term Facilities and 25% for general corporate purposes. The Refinancing Letter contemplates that the Senior Facility will permit the issuance of certain capital markets debt, the proceeds of which will not be required to be applied to the mandatory prepayment, as follows:
(a) up to $200 million aggregate principal amount of secured debt, subordinated only to the Senior Facility and any remaining 10.5% Notes, with terms and conditions satisfactory to Senior Lenders holding more than 66 2/3% of the aggregate amount of the loans and commitments under the Senior Facility and (b) an aggregate principal amount of debt (which, among other things, has a maturity date after January 1, 2006 and is limited to a passive second priority lien on the Senior Facility collateral or to liens on certain real estate) in an amount not in excess of (x) $300 million plus (y) an amount not in excess of $140 million, by which the equity financing component (including debt for equity swaps) of the Additional Financings effected on or prior to the closing of the Senior Facility exceeds $700 million, provided that not less than $260 million of the proceeds of such debt are used to refinance outstanding indebtedness of Rite Aid.

   The Refinancing Letter provides that the definitive agreements for the Senior Facility will contain events of default provisions that are customary for facilities and transactions of this type and others appropriate to the transaction to be reasonably specified by the Agents, including, without limitation:

   o failure to pay principal when due and interest or any other amount within five days of when due;

   o representations or warranties materially incorrect when given;

   o failure to comply with covenants (with notice and cure periods as applicable);

   o cross-default to payment defaults on principal aggregating $25 million, or default or event of default if the effect is to accelerate or permit acceleration;

   o unsatisfied judgment or order in excess of $25 million individually or of $25 million in the aggregate;

   o bankruptcy or insolvency;

   o ERISA events;

   o change of control or ownership;

   o actual invalidity, or invalidity asserted by Rite Aid or any of its subsidiaries, of any loan document; and

   o invalidity, non-perfection or loss of priority of any material lien (with cure periods as applicable).

   The commitments of the Banks are subject to:

   o  the Agents completing satisfactory due diligence;

   o the execution and delivery of definitive documentation with respect to the Senior Facility on or before August 31, 2001;

   o there not having occurred any material adverse change in the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities, prospects or material agreements of Rite Aid and its subsidiaries, taken as a whole, since March 3, 2001;

   o there not having occurred any disruption of or change in loan syndication, financial, banking or capital market conditions that, in the reasonable judgment of the Agents, could materially impair the syndication of the Senior Facility;

   o the accuracy and completeness of all representations that Rite Aid and its affiliates make to the Agents and all information that Rite Aid and its affiliates furnish to the Agents;

   o the payment in full of all fees, expenses and other amounts payable under the Refinancing Letter;

   o the Agents' reasonable satisfaction with (i) the structure of the Transactions and all related tax, legal and accounting matters, (ii) the material terms of the Transactions and of all agreements and instruments to be entered into in connection with the Transactions and (iii) the capitalization, structure and equity ownership of Rite Aid and its subsidiaries after giving effect to the Transactions;

   o the Agents' satisfaction that Rite Aid is not subject to material contractual or other material restrictions that would be violated by the Transactions, including the granting of perfected first priority security interests and guarantees and the payment of dividends by subsidiaries;

   o the completion of the Additional Financings on substantially similar terms and conditions as those described in the Refinancing Letter;

   o there not having been any material changes to the five-year business plan of Rite Aid which has been previously delivered to the Agents;

   o the Agents' receipt of valuations and appraisals of the collateral by independent appraisal firms satisfactory to the Agents which valuations and appraisals shall be satisfactory to the Agents; and

   o completion of a field examination of the collateral, the results of which shall be satisfactory to the Agents.

   Additionally, the Refinancing Letter provides that the initial borrowing under the Senior Facility will be subject to the following conditions:

   o the completion of the Additional Financings on substantially similar terms and conditions as those described in the Refinancing Letter;

   o the documentation for the Senior Facility shall have been executed and delivered and the holders of the remaining 10.5% Notes and the second priority indebtedness shall have entered into intercreditor agreements, in each case reasonably satisfactory to the Agents and the Senior Lenders;

   o all specified assets of the Company's subsidiaries shall be owned by the subsidiaries and the Senior Lenders shall have a perfected first priority security interest in the collateral;

   o there shall not have been any material changes to the five-year business plan of the Company which has previously been delivered to the Agents;

   o the borrowing base shall be sufficient to support the initial borrowings under the Senior Facility and the administrative agent for the Senior Lenders shall have received such valuations and appraisals of the borrowing base by independent appraisal firms as it shall reasonably request and completed a field examination of the collateral, the results of which shall be satisfactory to the Senior Lenders;

   o the Agents and the Senior Lenders shall (i) be reasonably satisfied as to the amount and nature of any environmental liabilities and exposures relating to the properties to be mortgaged, and any employee health and safety liabilities and exposures to which the Company and its subsidiaries may be subject and with the plans of the Company with respect thereto and (ii) have received such information as may reasonably be requested from an environmental consulting firm satisfactory to the Agents;

   o there shall be no litigation which would (i) have a material adverse effect on the Company and its subsidiaries, taken as a whole, (ii) affect the legality, validity and enforceability of the loan documents or (iii) impair the Company's or its subsidiaries' ability to perform its or their obligations under the loan documents;

   o the Agents shall be reasonably satisfied with the sufficiency of amounts available under the Senior Facility, and immediately following the consummation of the Transactions, actual borrowing availability under the Revolving Facility will be at least $200 million;

   o the consummation of the Transactions, including the Senior Facility, shall not (a) violate any applicable law, statute, rule or regulation or
     (b) conflict with, or result in a default or event of default or an acceleration of any rights or benefits under, any material agreement of the Company or any of its subsidiaries, and the Agents and the Senior Lenders shall have received one or more legal opinions to such effect, satisfactory to the Agents, from counsel to the Company;

   o all requisite material governmental authorities and third parties shall have approved or consented to the transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the transactions contemplated by the Refinancing Letter;

   o the absence of any material adverse change in the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities, prospects or material agreements of Rite Aid and its subsidiaries, taken as a whole, since March 3, 2001;

   o the Senior Lenders' satisfaction that the Company and its subsidiaries are not subject to material contractual or other restrictions that would be violated by the contemplated transactions, including the granting of security interests and guarantees by subsidiaries;

   o receipt of mortgage and lien searches with respect to the real estate collateral reasonably satisfactory to the Agents;

   o the 10.5% Notes shall have been redeemed or defeased or a tender offer for them shall have been consummated by the Company on an any or all basis, on terms reasonably satisfactory to the Agents; and

   o other customary closing conditions, including delivery of satisfactory legal opinions of the Company's and the Agents' counsel, other financial information; accuracy of representations and warranties; absence of defaults, prepayment events or creation of liens under debt instruments or other agreements as a result of the contemplated transactions; evidence of authority; compliance with applicable laws and regulations; payment of fees and expenses; and obtaining of satisfactory insurance.

Equity Commitments and Debt Exchanges

Equity for RCF Bank Debt Exchange Agreement

   On April 12, 2001, the Company entered into an Equity for Bank Debt Exchange Agreement with four affiliated institutional investors, which was amended on April 30, 2001 (as amended, the "Exchange Agreement"). The following section summarizes important terms of the Exchange Agreement.

   Exchange of Bank Debt for Common Stock. The Exchange Agreement provides for the institutional investors to exchange in the aggregate approximately $132.7 million aggregate principal amount of indebtedness (the "Bank Debt") under the Company's RCF Credit Facility due August 15, 2002 (the "RCF Facility") for 21,216,772 shares of Common Stock (the "Shares"), which is the number of shares of Common Stock equal to 100% of the principal amount of the Bank Debt being exchanged divided by 96% of the Average Price (as defined below) of the Common Stock during the 19 consecutive trading days on the New York Stock Exchange (the "NYSE"), beginning on April 9 and ending on May 4, 2001 (the "Pricing Period"). For purposes of the Exchange Agreement, "Average Price" means the sum of the volume weighted average price (as calculated for the period beginning at 9:30 a.m. New York City time and concluding at 4:00 p.m. New York City time) per share of Common Stock on the NYSE for each day of the Pricing Period as reported by Bloomberg Financial LP (using the AQR function) divided by 19.

   Issuance of Series C Preferred Stock if Common Stock not Registered. The Company has agreed to use its best efforts to file a registration statement to cover resales of the Shares pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Exchange Agreement, the exchange date (the "Exchange Date") will be deemed to be the earlier of (x) the date upon which the Shares are registered (the "Registration Date") for resale under the Securities Act (the "Registration Exchange Date") and (y) the date upon which the aggregate principal amount of the RCF Facility is repaid in full (the "Refinancing Exchange Date"). If the Exchange Date occurs on or before August 20, 2001 and the Exchange Date is the Registration Exchange Date, the institutional investors will receive the Shares in the exchange. If the Exchange Date occurs on or before August 20, 2001 and the Exchange Date is the Refinancing Exchange Date, the institutional investors will instead receive such number of shares of a new series of preferred stock of the Company titled Series C Convertible Preferred Stock of the Company (the "Series C Preferred Stock") that will be convertible into the Shares. If the Exchange Date is the Registration Date, the Company will not create the Series C Preferred Stock. The Bank Debt will be held in escrow until the Exchange Date.

   Interest Payments on the Bank Debt. On the Exchange Date, whether such Exchange Date is the Registration Exchange Date or the Refinancing Exchange Date, the Company will pay the institutional investors the accrued and unpaid interest on the Bank Debt pursuant to the RCF Facility.

   Liquidated Damages. The Exchange Agreement provides that if both the Exchange Date and the Registration Date occur between August 21, 2001 and November 21, 2001, the Company will pay the institutional investors, as liquidated damages for the Company's failure to cause the registration statement covering the Shares to be declared effective by August 21, 2001, an amount equal to 12% per annum of the Bank Debt minus the Interest Rate (as defined below) (the "Liquidated Damages Rate") for each day from August 21, 2001 until the Registration Date. If both the Exchange Date and the Registration Date do not occur by November 21, 2001, then the Liquidated Damages Rate shall increase to 18% per annum minus the Interest Rate for each day from November 22, 2001 until both the Exchange Date and the Registration Date have occurred. For purposes of the Exchange Agreement, "Interest Rate" means the interest rate payable to holders of Euro-Dollar Loans pursuant to the RCF Facility except that if the RCF Facility has been repaid, it means the last interest rate payable prior to the date of redemption of the RCF Facility.

   Terms of the Series C Preferred Stock. The following section summarizes important terms of the Series C Preferred Stock.

   Rank. The Series C Preferred Stock would rank, with respect to dividend rights and distributions upon the liquidation, winding-up or dissolution of the Company, (i) senior to all classes of Common Stock of the Company and to each other class of capital stock that by its terms does not expressly rank senior to or on a parity with the Series C Preferred Stock; (ii) on a parity with any additional shares of Series C Preferred Stock issued by the Company in the future and any other class of capital stock that by its terms expressly ranks on a parity with the Series C Preferred Stock; and (iii) junior to the Series B Preferred Stock and any other class of capital stock that by its terms expressly ranks senior to the Series C Preferred Stock.

   Liquidation Preference. The Certificate of Designations for the Series C Preferred Stock provides for the Series C Preferred Stock to have an aggregate liquidation preference of $132.7 million (the "Liquidation Preference").

   Dividends. If the Series C Preferred Stock is issued, the Exchange Agreement provides that the holders of the Series C Preferred Stock will be entitled to receive cumulative dividends at the Dividend Rate (as defined below) on the Liquidation Preference out of funds legally available therefor, payable quarterly in arrears on each March 31, June 30, September 30 and December 31 or, if any such date is not a business day, on the next succeeding business day, to the holders of record as of the next preceding March 15, June 15, September 15 and December 15. "Dividend Rate" means the last interest rate payable to holders of Euro Dollar Loans pursuant to the RCF Facility prior to the date of redemption of the RCF Facility, payable on the same date such holders would have received payments under the RCF Facility.

   Conversion. Each share of Series C Preferred Stock will automatically convert into ten shares of Common Stock, subject to adjustment, upon (i) the effectiveness of a registration statement registering the Shares for resale and (ii) the Company's merger or consolidation where the Company is not the surviving corporation, or any sale of all or substantially all of the Company's property, assets or business.

   Voting. Except as otherwise required by law, the holder of each share of Series C Preferred Stock would be entitled to the number of votes as is equal to the number of whole shares of Common Stock into which such holder's shares of Series C Preferred Stock would be converted, at the record date for determination of the stockholders entitled to vote on such matters, and would have voting rights and powers equal to the voting rights and powers of the Common Stock, such votes to be counted together with all other shares of stock of the Company having general voting power and not separately as a class.

   Event of Default on RCF Facility. If an event of default, as such term is defined in the RCF Facility, occurs prior to the Exchange Date, the institutional investors have the option not to consummate the exchange.

   Indemnification. The Exchange Agreement provides that the each of Company and the institutional investor will indemnify the other for damages resulting from breaches of its representations, warranties or covenants or arising out of any untrue or allegedly untrue statement of fact contained in any registration statement or other document incident to the registration of the Shares.

Stock Purchase Agreement

   On May 17, 2001, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with an institutional investor and certain of its affiliates, which memorialize a prior oral agreement between the parties. The following section summarizes important terms of the Stock Purchase Agreement.

   Purchase of Common Stock. The Stock Purchase Agreement provides for the Company to sell the institutional investor and other of its internal funds who execute a counterpart to the Stock Purchase Agreement (the "Common Stock Purchasers"), the number of shares of Common Stock that equals $125 million (the "Investment") divided by the purchase price per share (the "Purchase Price") equal to 95% of the average of the volume weighted average price (based on a trading day from 9:30 a.m. to 4:00 p.m. New York City time) on the NYSE as reported by Bloomberg Financial LP (using the AQR function) for the Common Stock for each of the 30 consecutive trading days ending on and including the third trading day prior to the closing date of the Investment (the "Closing Date"), provided that in no event will the Purchase Price be greater than $5.50. The Common Stock Purchasers will purchase from the Company an additional $25 million of Common Stock at $6.50 per share (the "Additional Purchase Price"). If the Company enters into any agreement with a third party whereby the Company agrees to sell for cash, and solely for cash, from the date the Stock Purchase Agreement was executed to the Closing Date, Common Stock or any security convertible or exchangeable into Common Stock, and such sale is contingent upon the consummation of the Specified Refinancings (as defined below), then the Purchase Price shall be adjusted, but only if such adjustment would result in a lower Purchase Price to the Common Stock Purchasers, to equal the effective purchase price per share of Common Stock paid by such third party. No adjustment will be made to the Additional Purchase Price.

   For purposes of the Stock Purchase Agreement, "Specified Refinancings" means the Company shall have (i) increased the aggregate principal amount of borrowings available under its existing senior credit agreement dated as of June 12, 2000 by at least $800 million, or entered into a new senior credit agreement having aggregate principal amount of borrowings available under it equal to at least $1.9 billion, and (ii) extended the maturity of the existing senior credit agreement to, or entered into a new senior credit agreement with, a maturity date no earlier than January 1, 2005, or any combination thereof, and, as a result of which, the Company shall have no more than $400 million of indebtedness for borrowed money outstanding, which shall not include any such balance that constitutes an accrued expense or trade payable or the 10.5% Notes, having a final maturity date earlier than January 1, 2005, on terms and conditions not materially less favorable to the Company than the terms and conditions in the Refinancing Letter.

   Representations and Warranties. The Stock Purchase Agreement contains representations and warranties by Rite Aid with respect to, among other things:

   o authorization and enforceability

   o capitalization

   o legal standing

   o financial statements

   o SEC filings made on or after October 11, 2000

   o undisclosed liabilities

   o absence of certain changes

   o litigation

   o intellectual property

   o employee relations

   o compliance with laws

   o benefit plans

   o properties

   o contracts and

   o environmental matters

   These representations and warranties will survive the closing for 180 days.

   Conditions to Closing. The obligation of the Common Stock Purchasers to purchase the Common Stock is conditioned on, among other things:

   o accuracy of Rite Aid's representation and warranties and compliance by Rite Aid with its covenants in the Stock Purchase Agreement

   o execution of the registration rights agreement

   o absence of litigation and legal restraints relating to the transaction

   o receipt of all necessary governmental and third-party consents and approvals

   o no material adverse change relating to Rite Aid since the execution of the Stock Purchase Agreement and

   o completion of the Specified Refinancings on terms not materially less favorable to the Company than the terms in the Refinancing Letter

   Registration Rights. Concurrently with the closing, the Company and the Common Stock Purchasers will enter into a registration rights agreement providing the Common Stock Purchasers customary piggyback registration rights and obligating the Company to file a shelf registration statement within 30 days of the Closing Date and to use its best efforts to have such registration statement declared effective within 120 days of the Closing Date.

Exchange of 10.5% Notes for 12.5% Notes and Warrants

   On May 16, the Company entered into an agreement with a holder of our 10.5% Notes to exchange approximately $152 million aggregate principal amount of the 10.5% Notes for $152 million aggregate principal amount of a new issue of Rite Aid 12.5% Senior Secured Notes due September 15, 2006 (the "12.5% Notes"). In connection with the exchange, the holder will receive 5-year warrants to purchase 3 million shares of Common Stock at an exercise price of $6.00 per share.

   Guarantee and Rank. The 12.5% Notes will have second priority guarantee by unrestricted subsidiaries, substantially similar to the guarantee securing the 10.5% Notes, and will rank equally with second priority debt, substantially similar to the current ranking of 10.5% Notes.

   Registration Rights. In the event the holder receives freely transferable 12.5% Notes, such holder will not be entitled to registration rights with respect to the 12.5% Notes. In the event the holder receives restricted 12.5% Notes, the Company will use its best efforts to file within 120 days after the date of the indenture governing the 12.5% Notes, a registration statement in order to consummate an exchange offer of publicly-registered, freely tradeable 12.5% Senior Secured Notes, on terms substantially identical to the 12.5% Notes, for the 12.5% Notes ("A/B Exchange Offer"), or a shelf registration if such A/B Exchange Offer is unavailable. The holder will have customary demand and piggyback registration rights with respect to the shares underlying the warrants.

Exchange of 10.5% Notes for Common Stock

   On April 11, 2001, as amended on May 16, 2001, the Company entered into an agreement with another holder of 10.5% Notes to exchange $40 million aggregate principal amount of the 10.5% Notes for 5,831,159 shares of Common Stock, which is the number of shares of Common Stock equal to 100% of the principal amount of the 10.5% Notes being exchanged divided by 95% of the Average Price (as defined below) of the Common Stock for the 30 consecutive trading days beginning April 25, 2001 and ending on May 25, 2001. For purposes of such agreement, "Average Price" means the sum of the average closing bid price per share of Common Stock on the NYSE for each day beginning April 25, 2001 and ending on May 25, 2001 divided by 30.

    The Company has agreed to use its best efforts to file a registration statement to cover resales of these shares prior to August 15, 2001.

   Liquidated Damages. If the shares of Common Stock are not registered by August 15, 2001, the Company will pay the holder, as liquidated damages for the Company's failure to cause the registration statement covering the shares to be declared effective by August 15, 2001, an amount in cash equal to .25% of the aggregate principal amount of the 10.5% Notes to be exchanged per month. If the registration date does not occur by November 15, 2001, then the liquidated damages rate shall increase to .50% per month and shall increase by an additional .25% every third month, up to a maximum of 2.0%, until the registration statement is declared effective.

Additional Exchange of RCF Debt for Common Stock

   In April and May 2001, other holders of our RCF Credit Facility agreed to exchange approximately $20.0 million principal amount of indebtedness under the RCF Credit Facility, and holders of our PCS Credit Facility agreed to exchange approximately $5.0 million principal amount of indebtedness under the PCS credit facility, for an aggregate of 3,588,747 shares of our common stock.

Other Issuances of Common Stock

   In addition, the Company may from time to time issue additional shares of Common Stock or issue preferred stock convertible into Common Stock or warrants exercisable for Common Stock in private placements in connection with and required by the Refinancing, or otherwise, at prices and on terms to be determined by the Board of Directors.

How does Proposal No. 2 relate to the Refinancing, and why is stockholder approval required?

   As described above, approval of Proposal No. 2 would increase our authorized Common Stock and would permit us to issue all of the shares that we expect we will need to issue, or be authorized to issue, in order to complete the Refinancing. In addition, the Board of Directors believes that an increase in the number of authorized shares of Common Stock is desirable in order to assure that, following any Refinancing, there will be sufficient authorized shares for a variety of corporate purposes, including without limitation, in connection with additional financing transactions and for stock options and other employee benefit plans. Each additional share of authorized Common Stock would have the same rights and privileges as each share of currently authorized Common Stock. Delaware law requires us to obtain stockholder approval of this proposal. Current stockholders do not have preemptive rights to purchase any shares of our authorized capital stock. If Proposal No. 2 is approved, the amendment to the Amended Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware as soon as practicable after the Meeting.

What are the positive effects of the approval of the proposal?

   Positive Effect on Refinancing. If Proposal No. 2 is approved, it will give us greater flexibility in meeting the requirement to sell additional equity contained in the Refinancing Letter. In addition, it will allow us to continue to take advantage of opportunities, as they arise, to further reduce our debt by exchanging our Common Stock for debt.

What are the negative effects of the approval of the proposal?

   Dilution. If Proposal No. 2 is approved, the additional authorized shares of Common Stock may be issued at such times, to such persons and for such consideration as the Board of Directors may determine to be in the Company's best interests without further stockholder approval, except as otherwise required by statute or stock exchange rules. These issuances would cause dilution of the equity interests and voting power of our Common Stockholders.

   Anti-takeover Implications. One of the effects of approving an increase in our authorized Common Stock may be to enable our Board of Directors to render more difficult or discourage an attempt to obtain control of Rite Aid, since the additional shares could be issued to purchasers who support our Board of Directors and are opposed to a takeover. In addition, by issuing additional shares, we could dilute the stock ownership of persons seeking to obtain control or otherwise increase the cost of obtaining control of Rite Aid.

What are the terms of the proposed charter amendment under Proposal No. 2?

   If Proposal No. 2 is approved, the first paragraph of Article FOURTH of our Amended Certificate of Incorporation will read as follows:

      FOURTH: the total number of shares of stock which the corporation shall have authority to issue shall be one billion twenty million (1,020,000,000) shares of which one billion (1,000,000,000) shares shall be Common Stock of the par value of $1.00 per share, and twenty million (20,000,000) shares shall be preferred stock of the par value $1.00 per share.

                                 RECOMMENDATION

                       THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE "FOR" PROPOSAL NO. 2

                                 PROPOSAL NO. 3

                 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

   The accounting firm of Deloitte & Touche LLP ("Deloitte & Touche") has been selected as the independent public accountants for the Company for the fiscal year ending March 2, 2002. Although the selection of accountants does not require ratification, the Board of Directors has directed that the appointment of Deloitte & Touche be submitted to the stockholders for ratification due to the significance of their appointment by the Company. If the stockholders do not ratify the appointment of Deloitte & Touche, the Board of Directors will consider the appointment of other certified public accountants. A representative of Deloitte & Touche is expected to be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.


                                 RECOMMENDATION

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
               "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS
                 THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2002


                               EXECUTIVE OFFICERS

   Officers are appointed annually by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below is information regarding the current executive officers of Rite Aid.

Name                                   Age   Position with Rite Aid
----                                   ---   ----------------------
Robert G. Miller*............           57   Chairman and Chief Executive Officer
Mary F. Sammons*.............           54   Director, President and Chief Operating Officer
David R. Jessick.............           47   Senior Executive Vice President and Chief Administrative Officer
Elliot S. Gerson.............           59   Senior Executive Vice President and General Counsel
John T. Standley.............           38   Senior Executive Vice President and Chief Financial Officer
James P. Mastrian............           58   Senior Executive Vice President - Marketing and Logistics
Christopher Hall.............           36   Executive Vice President Finance and Accounting
Eric Sorkin..................           52   Executive Vice President Pharmacy Services
Kevin Twomey.................           50   Senior Vice President and Chief Accounting Officer
Robert B. Sari...............           45   Senior Vice President, Deputy General Counsel and Secretary

---------------
*Mr. Miller's and Ms. Sammons' biographical information is provided above as a director.

   David R. Jessick. Mr. Jessick has been Senior Executive Vice President and Chief Administrative Officer since December 5, 1999. From 1997 to July 1999, Mr. Jessick served as Executive Vice President of Finance and Investor Relations of Fred Meyer, Inc. From 1979 to 1997, Mr. Jessick held several senior management positions at Thrifty PayLess Holdings, Inc., a west coast-based drugstore chain that had annual sales of $5.0 billion before being acquired by Rite Aid in 1996. Mr. Jessick was Executive Vice President and Chief Financial Officer of Thrifty PayLess Holdings, Inc. before Thrifty PayLess was acquired by Rite Aid. Mr. Jessick serves as a Director of AdvancePCS.

   Elliot S. Gerson. Mr. Gerson is Senior Executive Vice President and General Counsel of Rite Aid. He has held those positions since October 1999 and July 1997, respectively. Mr. Gerson also served as Secretary from July 1997 to May 2000. Mr. Gerson joined Rite Aid in November 1995 as Senior Vice President and Assistant Chief Legal Counsel. Prior to joining Rite Aid, Mr. Gerson was a partner in the law firm of Bolger, Picker, Hankin & Tannenbaum from May 1993 to November 1995.

   John T. Standley. Mr. Standley was appointed Senior Executive Vice President and Chief Financial Officer of Rite Aid in September 2000. He had been Executive Vice President and Chief Financial Officer since December 5, 1999. Previously, he was Executive Vice President and Chief Financial Officer of Fleming

Companies, Inc., a food marketing and distribution company from May 1999 to December 1999. Between July 1998 and May 1999, Mr. Standley was Senior Vice President and Chief Financial Officer of Fred Meyer, Inc. Mr. Standley served as Chief Financial Officer of Ralphs Grocery Company between January 1997 and July 1998 and of Food 4 Less between January 1997 to July 1998. Mr. Standley also served in an executive position at Smith's Food & Drug from May 1996 to February of 1997 and as Chief Financial Officer of Smitty's Supervalue, Inc. from December 1994 to May 1996.

   James P. Mastrian. Mr. Mastrian was appointed Senior Executive Vice President, Marketing and Logistics of Rite Aid in October 2000. He had been Executive Vice President, Marketing since November 15, 1999. Mr. Mastrian was also Executive Vice President, Category Management of Rite Aid from July 1998 to November 1999. Mr. Mastrian was Senior Executive Vice President, Merchandising and Marketing of OfficeMax from June 1997 to July 1998 and Executive Vice President, Marketing of Revco D.S., Inc. from September 1990 to June 1997.

   Christopher Hall. Mr. Hall has been Executive Vice President Finance and Accounting since January 10, 2001. Prior to that, he served as Senior Vice President and Chief Accounting Officer since January 25, 2000, when he joined the Company. From April 1999 to January 2000, Mr. Hall was Executive Vice President and Chief Financial Officer at Golden State Foods. Between July 1998 and March 1999, Mr. Hall served as Senior Vice President of Finance at Ralphs Grocery Company. Mr. Hall joined Ralphs Grocery as Vice President of Accounting in June 1995.

   Eric Sorkin. Mr. Sorkin has been Executive Vice President, Pharmacy Services since February 2001. From February 2000 to February 2001 he served as Senior Vice President, Pharmacy, and from May 1997 to February 2000 he served as Vice President, Pharmacy Purchasing of Rite Aid. Prior to rejoining Rite Aid in 1997, Mr. Sorkin served in senior positions at Express Scripts, Pathmark, Thrifty Drugs and Pharmacy Direct Network, and as President of Sorkin Consulting. In his first 19 years with Rite Aid, he held executive positions in operations, personnel, third party, information systems and pharmacy services. Mr. Sorkin has served on pharmacy benefit management, H.M.O. and pharmaceutical manufacturer advisory panels, and on national and state healthcare and government affairs committees.

   Kevin Twomey. Mr. Twomey has been Senior Vice President and Chief Accounting Officer since December 2000. From September 1989 to November 2000, Mr. Twomey held several accounting and finance management positions at Fleming Companies, Inc., a food wholesaler and grocery store chain. He was Senior Vice President and Chief Accounting Officer at Fleming when he left. Prior to joining Fleming, he was an audit partner at Deloitte & Touche.

   Robert B. Sari. Mr. Sari has been Senior Vice President, Deputy General Counsel and Secretary since October 2000. From May 2000 to October 2000, he served as Deputy General Counsel and Secretary. Mr. Sari also served as Vice President, Law from May 2000 to October 2000 and as Associate General Counsel from May 1997 to May 2000. Prior to May 1997, Mr. Sari was Vice President, Legal Affairs for Thrifty PayLess, Inc.

EXECUTIVE OFFICER COMPENSATION

   The following table provides a summary of compensation paid during the last three fiscal years to Rite Aid's current chief executive officer and the four most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2001. As used herein, the term "Named Executive Officers" means all persons identified in the Summary Compensation Table.

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation                                     Long-Term Compensation
                        ---------------------------------------------------    --------------------------------------------------
                                                                                             Securities
                                                                              Restricted     Underlying
Name and Principal                                             Other Annual      Stock         Option       LTIP       All Other
    Position           Fiscal Year   Salary(1)     Bonus       Compensation    Awards(2)    Grants/SARs    Payouts   Compensation(3)
--------------------   -----------  ----------   ----------    ------------   ----------    -----------    -------   ---------------
Robert G. Miller ...       2001     $1,398,654   $1,268,991      $111,100(4)  $6,248,438(5)  8,700,000(14)   $--       $     --
Chairman & Chief           2000        328,462           --            --      4,950,000(6)  3,000,000(15)    --        600,000(21)
  Executive Officer

Mary F. Sammons ....       2001      1,013,654      768,930            --      5,092,186(7)  6,550,000(16)    --          1,447
Director, President        2000        203,076           --            --      1,650,000(8)  2,000,000(15)    --        200,000(22)
  & Chief Operating
  Officer

David R. Jessick ...       2001        731,538      575,192            --      2,734,946(9)  4,025,000(17)    --            609
Senior Executive           2000        158,461           --            --        825,000(10) 1,000,000(15)    --        150,000(23)
  Vice President &
  Chief
  Administrative
  Officer

Elliot S. Gerson ...       2001        511,982      341,106            --        128,125(11)   491,278(18)    --          2,245
Senior Executive           2000        408,393      100,000            --             --       535,000(19)    --             --
  Vice President &         1999        375,000           --            --             --        75,000        --             --
  General Counsel

John T. Standley ...       2001        675,769      528,317            --      2,734,946(12) 4,025,000(20)    --         85,708
Senior Executive           2000        135,385           --            --        825,000(13) 1,000,000(15)    --        150,000(24)
  Vice President and
  Chief Financial
  Officer

---------------
(1) Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley commenced employment with the Company on December 5, 1999. Salary amounts for Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley include amounts contributed by Rite Aid to each such executive officer's account under the Special Deferred Compensation Plan.
(2) Each Named Executive Officer has the right to vote the shares of restricted stock and to receive any dividends paid on such shares.
(3) "All Other Compensation" includes the following for 2001: For Ms. Sammons, $1,447 in supplemental life insurance premiums paid by the Company. For Mr. Jessick, $609 in supplemental life insurance premiums paid by the Company. For Mr. Gerson, $2,245 in supplemental life insurance premiums paid by the Company. For Mr. Standley, $85,617 in moving expenses and $91 in supplemental life insurance premiums paid by the Company.
(4) Includes $100,424 Mr. Miller received as gross up to cover taxes on restricted stock granted to him in December 1999 when he commenced employment.
(5) On June 15, 2000, Mr. Miller was awarded 600,000 shares of restricted Common Stock; restrictions on 240,000 shares lapse on June 15, 2001, and restrictions on 120,000 shares lapse on each of December 15, 2001, June 15, 2002 and December 15, 2002. On November 29, 2000, Mr. Miller was awarded 75,000 shares of restricted Common Stock; restrictions on 9,375 shares lapse ratably on a quarterly basis from March 3, 2001 through June 1, 2002, and restrictions on 9,375 shares lapse on each of August 31, 2002 and November 30, 2002. On January 10, 2001, Mr. Miller was awarded 409,091 shares of restricted Common Stock; restrictions on 163,637 shares will lapse on June 15, 2001, and restrictions on 81,818 shares will lapse on each of December 15, 2001, June 15, 2002 and December 15, 2002. At the end of fiscal year 2001, Mr. Miller held 1,441,383 restricted shares with an aggregate market value of $8,778,022.

(6) On December 5, 1999, pursuant to his employment agreement with the Company, Mr. Miller was awarded 600,000 shares of restricted Common Stock. The restrictions on those shares lapse in thirty-six equal monthly installments commencing January 5, 2000, unless accelerated upon a change of control of the Company.
(7) On June 15, 2000, Ms. Sammons was awarded 600,000 shares of restricted Common Stock; restrictions on 240,000 shares lapse on June 15, 2001, and restrictions on 120,000 shares lapse on each of December 15, 2001, June 15, 2002 and December 15, 2002. On November 29, 2000, Ms. Sammons was awarded 75,000 shares of restricted Common Stock; restrictions on 9,375 shares of Common Stock lapse ratably on a quarterly basis from March 3, 2001 through June 1, 2002 and restrictions on 9,375 shares lapse on each of August 31, 2002 and November 30, 2002. On January 10, 2001, Ms. Sammons was awarded 72,727 shares of restricted Common Stock; restrictions on 29,091 shares lapse on June 15, 2001, restrictions on 14,546 shares lapse on December 15, 2001 and restrictions on 14,545 shares lapse on each of June 15, 2002 and December 15, 2002. At the end of fiscal year 2001, Ms. Sammons held 860,574 restricted shares with an aggregate market value of $5,240,896.
(8) On December 5, 1999, pursuant to her employment agreement with the Company, Ms. Sammons was awarded 200,000 shares of restricted Common Stock. The restrictions on those shares lapse in thirty-six equal monthly installments commencing January 5, 2000, unless accelerated upon a change of control of the Company.
(9) On June 15, 2000, Mr. Jessick was awarded 336,364 shares of restricted Common Stock; restrictions on 134,546 shares lapse on June 15, 2001, and restrictions on 67,273 shares lapse on each of December 15, 2001, June 15, 2002 and December 15, 2002. On November 29, 2000, Mr. Jessick was awarded 50,000 shares of restricted Common Stock; restrictions on 6,250 shares of Common Stock lapse ratably on a quarterly basis from March 3, 2001 through June 1, 2002 and restrictions on 6,250 shares lapse on each of August 31, 2002 and November 30, 2002. At the end of fiscal year 2001, Mr. Jessick held 441,225 restricted shares with an aggregate market value of $2,687,060.
(10) On December 5, 1999, pursuant to his employment agreement with the Company, Mr. Jessick was awarded 100,000 shares of restricted Common Stock. The restrictions on those shares lapse in thirty-six equal monthly installments commencing January 5, 2000, unless accelerated upon a change of control of the Company.
(11) On November 29, 2000, Mr. Gerson was awarded 50,000 shares of restricted Common Stock; restrictions on 6,250 shares of Common Stock lapse ratably on a quarterly basis from March 3, 2001 through June 1, 2002 and restrictions on 6,250 shares lapse on each of August 31, 2002 and November 30, 2002. At the end of fiscal year 2001, Mr. Gerson held 43,750 restricted shares with an aggregate market value of $266,437.
(12) On June 15, 2000, Mr. Standley was awarded 336,364 shares of restricted Common Stock; restrictions on 134,546 shares lapse on June 15, 2001, and restrictions on 67,273 shares lapse on each of December 15, 2001, June 15, 2002 and December 15, 2002. On November 29, 2000, Mr. Standley was awarded 50,000 shares of restricted Common Stock; restrictions on 6,250 shares of Common Stock lapse ratably on a quarterly basis from March 3, 2001 through June 1, 2002 and restrictions on 6,250 shares lapse on each of August 31, 2002 and November 30, 2002. At the end of fiscal year 2001, Mr. Standley held 441,225 restricted shares with an aggregate market value of $2,687,060.
(13) On December 5, 1999, pursuant to his employment agreement with the Company, Mr. Standley was awarded 100,000 shares of restricted Common Stock. The restrictions on those shares lapse in thirty-six equal monthly installments commencing January 5, 2000, unless accelerated upon a change of control of the Company.
(14) 4,200,000 of these options replace options that were cancelled on November 20, 2000. For more information, refer to the Option Grants in Last Fiscal Year and 10-Year Option/SAR Repricing tables below.
(15) These options were cancelled on November 20, 2000.
(16) 3,050,000 of these options replace options that were cancelled on November 20, 2000. For more information, refer to the Option Grants in Last Fiscal Year and 10-Year Option/SAR Repricing tables below.

(17) 1,575,000 of these options replace options that were cancelled on November 20, 2000. For more information, refer to the Option Grants in Last Fiscal Year and 10-Year Option/SAR Repricing tables below.
(18) 241,278 of these options replace options that were cancelled on November 20, 2000. For more information, refer to the Option Grants in Last Fiscal Year and 10-Year Option/SAR Repricing tables below.
(19) 241,278 of these options were cancelled on November 20, 2000.
(20) 1,575,000 of these options replace options that were cancelled on November 20, 2000. For more information, refer to the Option Grants in Last Fiscal Year and 10-Year Option/SAR Repricing tables below.
(21) Represents a guaranteed bonus in the amount of $600,000 paid in April 2000 in respect of calendar year 1999 to compensate Mr. Miller for lost bonus opportunities with his prior employer.
(22) Represents a guaranteed bonus in the amount of $200,000 paid in April 2000 in respect of calendar year 1999 to compensate Ms. Sammons for lost bonus opportunities with her prior employer.
(23) Represents a guaranteed bonus in the amount of $150,000 paid in April 2000 in respect of calendar year 1999.
(24) Represents a guaranteed bonus in the amount of $150,000 paid in April 2000 in respect of calendar year 1999.

OPTION GRANTS IN THE FISCAL YEAR

   The following table sets forth certain information regarding options granted during fiscal year 2001 to the Named Executive Officers, including options that were granted and cancelled during the fiscal year in connection with the repricing of such options on November 20, 2000. See "Ten-Year Option/SAR Repricings" table below.


                                                                        % of Total
                                              Number of Securities   Options Granted                                    Total
                                               Underlying Options    to Employees in     Exercise    Expiration       Grant Date
Name                                                Granted            Fiscal Year      Price (1)       Date      Present Value (2)
------------------------------------------    --------------------   ---------------    ---------    ----------   -----------------
Robert G. Miller..........................         1,200,000(3)            2.5%           $6.50        6/29/10        $3,568,948
                                                   1,200,000               2.5%           $2.75        6/29/10           775,672
                                                   3,000,000(4)            6.3%           $2.75       12/05/09         1,406,500
                                                   4,500,000               9.4%           $4.05        2/13/11         8,825,100

Mary F. Sammons...........................         2,000,000(4)            4.2%           $2.75       12/05/09           937,666
                                                   1,050,000(3)            2.2%           $6.50        6/29/10         3,122,831
                                                   1,050,000               2.2%           $2.75        6/29/10           678,712
                                                   3,500,000               7.3%           $4.05        2/13/11         6,863,966

David R. Jessick..........................           525,000(3)            1.1%           $6.50        6/29/10         1,561,416
                                                     525,000               1.1%           $2.75        6/29/10           339,356
                                                   1,000,000(4)            2.1%           $2.75       12/05/09           468,833
                                                   2,500,000               5.2%           $4.05        2/13/11         4,902,833

Elliot S. Gerson..........................            26,278(3)            0.1%           $8.00        1/17/10           111,899
                                                      26,278               0.1%           $2.75        1/17/10            14,420
                                                     215,000(3)            0.4%           $6.50        6/29/10           133,542
                                                     215,000               0.4%           $2.75        6/29/10           722,195
                                                     250,000               0.5%           $4.50        2/13/11           490,283

John T. Standley..........................           525,000(3)            1.1%           $6.50        6/29/10         1,561,415
                                                     525,000               1.1%           $2.75        6/29/10           339,356
                                                   1,000,000(4)            2.1%           $2.75       12/05/09           468,833
                                                   2,500,000               5.2%           $4.05        2/13/11         4,902,833

---------------
(1) All options have an exercise price equal to the fair market value on the date of grant. Mr. Miller's option for 3,000,000 shares, Ms. Sammons' option for 2,000,000 shares, Mr. Jessick's option for 1,000,000 shares and Mr. Standley's option for 1,000,000 shares vest in monthly installments over a 36-month period beginning on January 5, 2000. Mr. Miller's option for 1,200,000 shares, Ms. Sammons' option for 1,050,000 shares, Mr. Jessick's option for 525,000 shares and Mr. Standley's option for 525,000 shares vest in monthly installments over a 29-month period beginning on June 29, 2000. Mr. Miller's option for 4,500,000 shares, Ms. Sammons' option for 3,500,000 shares, Mr. Jessick's option for 2,500,000 shares, Mr. Gerson's option for 250,000 shares and Mr. Standley's option for 2,500,000 shares vest ratably over a three-year period beginning on the first anniversary of the date the option was granted. Mr. Gerson's options for 215,000 shares and 26,278 shares vest ratably over a four-year period beginning on the first anniversary of the date such options were granted.
(2) The hypothetical present values on the grant date were calculated under the Black-Scholes option pricing model, which is a mathematical formula used to value options traded on stock exchanges. The formula considers a number of assumptions in hypothesizing an option's present value. Assumptions used to value the options include the stock's expected volatility rate of 67.17%, projected dividend yield of 0%, a risk-free rate of return of 6.25% and projected time of exercise being one year after vesting. The ultimate realizable value of an option will depend on the actual market value of the Common Stock on the date of exercise as compared to the exercise price of the option. Consequently, there is no assurance that the hypothetical present value of the stock options reflected in this table will be realized.

(3) These options were cancelled in connection with the repricing of such options on November 20, 2000 and were replaced with a grant for the same number of shares as set forth in the next entry on the table.
(4) These options replace options that were granted on December 5, 1999 with an exercise price of $7.35 that were cancelled in connection with the repricing of such options on November 20, 2000.

OPTION EXERCISES AND YEAR-END VALUE TABLE

   The following table summarizes the value at March 3, 2001 of all shares subject to options granted to the Named Executive Officers. No options were exercised during fiscal year 2001.


                                                                            Number of Securities                 Value of
                                                                           Underlying Unexercised          In-the-Money Options
                                                Shares        Value        Options at Year-End (#)          at Year-End ($) (1)
                                              Acquired on    Realized   ----------------------------    ---------------------------
Name                                         Exercise (#)      ($)      Exercisable    Unexercisable    Exercisable   Unexercisable
------------------------------------------   ------------    --------   -----------    -------------    -----------   -------------
Robert G. Miller .........................         0            $0       1,497,701       7,202,299      $5,002,321     $18,205,678
Mary F. Sammons ..........................         0             0       1,067,433       5,482,567       3,565,226      13,761,773
David R. Jessick .........................         0             0         533,716       3,491,284       1,782,615       8,410,885
Elliot S. Gerson .........................         0             0         556,252         678,748         273,754       1,405,851
John T. Standley .........................         0             0         533,716       3,491,284       1,782,615       8,410,885

---------------
(1) "In-the-Money" options are options with a base (or exercise) price less than the market price of the Common Stock on March 3, 2001. The value of such options is calculated using a stock price of $6.09, which was the closing price of the Common Stock on the NYSE on March 2, 2001.

                         10-YEAR OPTION/SAR REPRICINGS


   The following table sets forth, for all executive officers of the Company, all option repricings during the period March 3, 1991 through March 3, 2001. During such period, there was one repricing of options with respect to the options set forth below. See "Report of the Compensation Committee on Executive Compensation."

                                                                                                                      Length of
                                                         Number of     Market Price      Exercise                      Original
                                                         Securities     of Stock At      Price At                    Option Term
                                                         Underlying       Time of         Time of        New          Remaining
                                                        Options/SARs   Repricing Or    Repricing or    Exercise       At Date of
                                                        Repriced or      Amendment       Amendment      Price        Repricing Or
Name (1)                                      Date      Amended (#)         ($)             ($)          ($)          Amendment
-----------------------------------------   --------    ------------   ------------    ------------    --------   -----------------
Robert G. Miller ........................   11/20/00     3,000,000         $2.75          $ 7.35        $2.75               9 years
                                            11/20/00     1,200,000         $2.75          $ 6.50        $2.75     9 years, 7 months

Mary F. Sammons .........................   11/20/00     2,000,000         $2.75          $ 7.35        $2.75               9 years
                                            11/20/00     1,050,000         $2.75          $ 6.50        $2.75     9 years, 7 months

David R. Jessick ........................   11/20/00     1,000,000         $2.75          $ 7.35        $2.75               9 years
                                            11/20/00       525,000         $2.75          $ 6.50        $2.75     9 years, 7 months

Elliot S. Gerson ........................   11/20/00       215,000         $2.75          $ 6.50        $2.75     9 years, 7 months
                                            11/20/00        26,278         $2.75          $ 8.00        $2.75     9 years, 2 months

John T. Standley ........................   11/20/00     1,000,000         $2.75          $ 7.35        $2.75               9 years
                                            11/20/00       525,000         $2.75          $ 6.50        $2.75     9 years, 7 months

James P. Mastrain .......................   11/20/00        33,546         $2.75          $7.935        $2.75     9 years, 2 months
                                            11/20/00       300,000         $2.75          $ 6.50        $2.75     9 years, 7 months

Christopher Hall ........................   11/20/00       350,000         $2.75          $ 7.00        $2.75     9 years, 2 months
                                            11/20/00       250,000         $2.75          $ 6.50        $2.75     9 years, 7 months

Eric Sorkin .............................   11/20/00        75,000         $2.75          $5.625        $2.75     9 years, 4 months
                                            11/20/00       235,000         $2.75          $ 6.50        $2.75     9 years, 7 months

Robert B. Sari ..........................   11/20/00       100,000         $2.75          $ 7.00        $2.75     9 years, 6 months
                                            11/20/00        50,000         $2.75          $ 6.50        $2.75     9 years, 7 months

Alex Grass (2) ..........................     2/7/94       400,000         $9.25          $10.25        $9.25               9 years

Martin Grass (2) ........................     2/7/94       500,000         $9.25          $10.25        $9.25               9 years

Franklin Brown (2) ......................     2/7/94       137,500         $9.25          $10.25        $9.25               9 years

Timothy Noonan (2) ......................     2/7/94       137,500         $9.25          $10.25        $9.25               9 years

Alex Schamroth (2) ......................     2/7/94       137,500         $9.25          $10.25        $9.25               9 years

---------------
(1)  See Executive Officers for titles of the current executive officers.
(2) In connection with the consummation by the Company of its "dutch auction" self tender offer, in which the Company repurchased from its stockholders an aggregate of 2,077,271 shares of its Common Stock at a purchase price of $18.50 per share, the Company on February 7, 1994 repriced outstanding stock options to purchase an aggregate of 2,157,250 shares of its Common Stock. On the date of such repricing, the closing sale price of the Common Stock as reported on the NYSE was $18.50. At such time, Alex Grass was the Chairman and Chief Executive Officer; Martin Grass was President and Chief Operating Officer; Franklin Brown was Executive Vice President; Timothy Noonan was Executive Vice President and Alex Schamroth was Executive Vice President. The market price and exercise prices in the table have been adjusted to reflect the two-for-one stock split on the Common Stock that occurred on February 3, 1998.

THE EXECUTIVE RETIREMENT PLAN

   Rite Aid has established the Non-Qualified Executive Retirement Plan (the "Plan") to provide retirement benefits to long-term employees who hold a position of executive vice president or higher and to select executives who may, pursuant to their employment agreements, be deemed to be long term employees. Participants generally are entitled to receive benefits upon retirement after age 65 or upon death, in which case any length of service requirement is disregarded.

   Generally, eligible participants receive an annual benefit, payable monthly over 15 years, equal to a percentage, ranging from 40% to 60%, of the highest base salaries and highest bonus paid or accrued for each participant within the 10 fiscal years prior to the date of the event giving rise to payment of the benefit.

   The Plan provides that benefits will not be paid to employees whose employment is terminated for any reason other than retirement, disability or death. Additionally, if, during the time a benefit is being paid to a former employee, it is determined that the former employee committed an act that could have resulted in a good cause discharge, the Company will cease paying benefits to the former employee.

   Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley were credited with 15 years of service under the Plan effective in December 1999 pursuant to their employment agreements.

   Because it is not possible to determine what the individual annual base salary and annual bonus of the Named Executive Officers will be assuming retirement at normal retirement age, we cannot estimate the annual benefits payable at normal retirement age for each of the Named Executive Officers. However, by way of example, if each were to have attained normal retirement age and 20 or more years of credited service under the Plan, based upon last year's annual salary and annual bonus, it is estimated that Mr. Miller would be entitled to receive $1,361,395, Ms. Sammons would be entitled to receive $1,001,358, Mr. Jessick would be entitled to receive $705,115, Mr. Standley would be entitled to receive $676,990 and Mr. Gerson would be entitled to receive $504,664 as annual benefits payable upon retirement.

                  EMPLOYMENT AND EMPLOYMENT-RELATED AGREEMENTS
                         AND TERMINATION OF EMPLOYMENT

EXECUTIVE EMPLOYMENT AGREEMENTS

   On December 5, 1999, Rite Aid entered into employment agreements with Robert
G. Miller, Mary F. Sammons, David R. Jessick and John T. Standley, and, on November 16, 2000, Rite Aid entered into an employment agreement with Elliot
S. Gerson (the "Executives"). Pursuant to their individual employment agreements:

   o Mr. Miller was appointed Chief Executive Officer and elected as Chairman of the Board of Directors of Rite Aid;

   o Ms. Sammons was appointed President and Chief Operating Officer of Rite Aid and was appointed to Rite Aid's Board of Directors;

   o Mr. Jessick was appointed Senior Executive Vice President and Chief Administrative Officer;

   o Mr. Gerson was appointed Senior Executive Vice President and General Counsel; and

   o Mr. Standley was appointed Executive Vice President and Chief Financial Officer and is now Senior Executive Vice President and Chief Financial Officer.

   Term. The term of each Executive's employment agreement commenced on the date of his or her employment agreement and, unless terminated earlier, will terminate on the third anniversary (second anniversary in the case of Mr. Gerson) (the "Employment Period"), but will automatically renew for an additional year on each anniversary of the effective date of the agreement (a "Renewal Date") unless either the Executive or Rite Aid provides the other with notice of non-renewal at least 180 days prior to a Renewal Date.

   Salary and Incentive Bonus. The respective agreements provide each Executive with a base salary and incentive compensation, including, with respect to fiscal year 2001:

   o Mr. Miller was entitled to receive an annual base salary of not less than $1,250,000, however, Mr. Miller volunteered to receive a base salary of not less than $1,000,000. Mr. Miller received a bonus of $868,991 and a special bonus of $400,000 in recognition of his efforts in connection with the Company's refinancing efforts in fiscal year 2001, and he has the opportunity to receive future annual bonuses that shall equal or exceed his annual base salary then in effect if Rite Aid's performance meets certain annual target goals based on the business plan developed by the Executives and the Board of Directors (the "targets").

   o Ms. Sammons was entitled to receive an annual base salary of not less than $900,000. She received a bonus of $468,930 pursuant to her employment agreement and a special bonus of $300,000 in connection with the refinancing and in the future may, if Rite Aid's performance meets the targets, receive an annual bonus that, if paid, will equal or exceed 75% of her annual base salary then in effect.

   o Mr. Jessick was entitled to receive an annual base salary of not less than $600,000. He was awarded a bonus of $275,192 pursuant to his employment agreement and a special bonus of $300,000 in connection with the refinancing. If Rite Aid's performance meets the targets, Mr. Jessick will be paid an annual bonus that will equal or exceed 60% of his annual base salary then in effect.

   o Mr. Gerson was entitled to receive an annual base salary of not less than $500,000. He was awarded a bonus of $191,106 pursuant to his employment agreement and a special bonus of $150,000 in connection with the refinancing. If Rite Aid's performance meets the targets, Mr. Gerson will be paid an annual bonus that will equal or exceed 50% of his annual base salary then in effect.

   o Mr. Standley was entitled to receive an annual base salary of not less than $600,000. He was awarded a bonus of $228,317 pursuant to his employment agreement and a special bonus of $300,000 in connection with the refinancing. If Rite Aid's performance meets the targets, Mr. Standley will be paid an annual bonus that will equal or exceed 50% of his annual base salary then in effect.

   Other Benefits. Pursuant to their employment agreements, each of the Executives is also entitled to participate in Rite Aid's fringe benefit and perquisite programs and savings plans.

   Restricted Stock and Options. Pursuant to their employment agreements and individual stock option agreements, in December 1999, Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley also received awards of restricted Rite Aid Common Stock and were granted options to purchase additional Rite Aid Common Stock as follows:

   o Mr. Miller was granted an option to purchase 3,000,000 shares of Common Stock and was awarded 600,000 shares of restricted Common Stock.

   o Ms. Sammons was granted an option to purchase 2,000,000 shares of Common Stock and was awarded 200,000 shares of restricted Common Stock.

   o Mr. Jessick was granted an option to purchase 1,000,000 shares of Common Stock and was awarded 100,000 shares of restricted Common Stock.

   o Mr. Standley was granted an option to purchase 1,000,000 shares of Common Stock and was awarded 100,000 shares of restricted Common Stock.

   All of the options granted and restricted Common Stock awarded to each of such Executives listed above vest in thirty-six equal monthly installments commencing January 5, 2000.

   Other Provisions. Each of Mr. Miller's and Mr. Jessick's employment agreement provides for him to be based in Portland, Oregon and that he be provided, for the convenience of Rite Aid, with an apartment in the vicinity of Rite Aid's corporate headquarters in the Harrisburg, Pennsylvania area.

   Pursuant to his employment agreement, Mr. Miller is entitled to recommend two persons to serve on the Board of Directors of Rite Aid. Mr. Miller has made two Board of Directors recommendations to date and as a result, Alfred Gleason and Stuart Sloan were appointed to the Board of Directors in January 2000 and June 2000, respectively.

   Termination of Employment. Upon written notice, the employment agreement of each of the Executives is terminable by either Rite Aid or the individual Executive seeking termination.

   If Mr. Miller, Ms. Sammons, Mr. Jessick or Mr. Standley is terminated by Rite Aid "without cause" (as defined in the employment agreements of such Executives) or by an Executive for "good reason" (as defined in the employment agreements of such Executives), then the terminated Executive shall be entitled to receive:

   o an amount equal to three times the sum of the individual Executive's annual base salary and target bonus plus any accrued but unpaid salary and bonus, with the maximum bonus that the Executive is eligible to earn being pro-rated through the date of termination;

   o the deferred compensation amounts that would otherwise have been credited to the Executive pursuant to the New Plan (as defined below) had the Executive continued employment with Rite Aid through the end of the then-remaining Employment Period and certain medical benefits; and

   o all of the Executive's stock options will immediately vest and be exercisable for the remainder of their stated terms, the restrictions on the restricted Common Stock will immediately lapse and any performance or other conditions applicable to any other equity incentive awards will be considered to have been satisfied.

   If Mr. Gerson is terminated by Rite Aid "without cause" or by him for "good reason" (as such terms are defined in his employment agreement), then he shall be entitled to receive:

   o an amount equal to two times the sum of his annual base salary and target bonus plus any accrued but unpaid salary and bonus, with the maximum bonus that the Executive is eligible to earn being pro-rated through the date of termination; and

   o all of his stock options will immediately vest and be exercisable, generally, for a period of 90 days following the termination of employment and the restrictions on the restricted Common Stock will immediately lapse to the extent his options would have vested and restrictions would have lapsed had he remained employed by Rite Aid for two years following the termination.

   If Rite Aid terminates any of the Executives "for cause" (as defined in the employment agreements):

   o Rite Aid shall pay him or her all accrued benefits;

   o any portion of any then-outstanding stock option grant that was not exercised prior to the date of termination shall immediately terminate; and

   o any portion of any restricted stock award, or other equity incentive award, as to which the restrictions have not lapsed or as to which any other conditions were not satisfied prior to the date of termination shall be forfeited.

   Under Mr. Miller's, Ms. Sammons's, Mr. Jessick's and Mr. Standley's employment agreements, any termination of employment by the Executive within the six month period commencing on the date of a "change in control" of Rite Aid will be treated as a termination of employment by the Executive for "good reason." Under Mr. Gerson's employment agreement, upon a "change in control" of Rite Aid, all of his stock options will immediately vest and be exercisable and any restrictions on the restricted stock will immediately lapse. Each employment agreement provides that the Executive will receive an additional payment to reimburse the Executive for any excise taxes imposed pursuant to
Section 4999 of the Internal Revenue Code. Each employment agreement also provides for certain benefits upon termination of the Executive by reason of death or disability, by Rite Aid "for cause" or by the Executive other than for "good reason." The employment agreement of each Executive prohibits the Executive from competing with Rite Aid during his or her Employment Period and for a period of one year, or with respect to Mr. Gerson, two years, thereafter.

   Pursuant to amendments to the employment agreements with Mr. Miller and Ms. Sammons dated May 7, 2001, the Company has agreed to pay them, as an additional incentive bonus, the difference between certain amounts called for under their severance agreements with their prior employer and the amount they actually receive from that employer, plus interest at the rate of 9% per annum from December 5, 1999. Mr. Miller and

Ms. Sammons were to receive $5,022,685 and $1,624,000, respectively, under those severance agreements, and they each retain control over their claims against their former employer. The amendments to the employment agreements provide generally that the Company will pay such bonuses within five days after January 1, 2002 if the Executive is still employed (or, in Mr. Miller's case, a member of the Board of Directors) on that date. However, the bonuses will be paid within five days after an earlier termination of employment (i) by reason of death or disability, by the Company without "cause" or by the Executive for "good reason," or (ii) for any reason upon or following a "change in control" (all as defined in the executive's employment agreement). Finally, in the case of Mr. Miller, the payment will be made before January 1, 2002 within five days after the date he ceases to be both an employee and a Director (provided he does not cease to be a Director by reason of either a voluntary resignation or simultaneously with or following his termination of employment for cause). No bonus payment will be made if the Executive's employment is terminated for cause before January 1, 2002 and before a change in control.

   If either Executive is paid any of the bonus prior to the final determination of his or her claim against the prior employer, the Executive must repay to the Company any amount that is paid to him or her by the former employer, net of any excess taxes payable by the Executive on account of the repayment and any legal expenses not reimbursed by the Company under the employment agreement. Neither Executive is obligated to reimburse the Company more than the amount of the bonus paid to him or her. If Mr. Miller's employment is terminated by him without good reason or by the Company for cause between January 1, 2002 and December 5, 2002, there has not been a change in control of the Company, and Mr. Miller no longer serves as a Director (by reason of a voluntary resignation or a removal simultaneous with an employment termination for cause), Mr. Miller will be entitled to retain only a portion of the bonus that is prorated for the number of days between December 5, 1999 and the date of termination.

SPECIAL DEFERRED COMPENSATION PLAN

   In addition to the base salary and bonus provisions of the Executives' employment agreements, Rite Aid established the Special Deferred Compensation Plan (the "New Plan") for the benefit of select members of its management team, including Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley. Under the New Plan, Rite Aid credits a specific sum to individual accounts established for each of Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley. The sums are credited on the first day of each month during the term of the Executives' Employment Period with Rite Aid. Each of Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley is fully vested, at all times, in his or her account balance; although, generally they may not receive payments from their accounts until three years after an election to receive a payment. Each month, $20,000 is credited to Mr. Miller's account, $15,000 is credited to Ms. Sammons' account and $10,000 is credited to each of Mr. Jessick's and Mr. Standley's account.

   Under the New Plan, the Executives are able to direct the investment of the amounts credited to their individual accounts by selecting one or more investment vehicles from a group of deemed investments offered pursuant to the New Plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors (the "Committee"), composed of outside directors of the Board of Directors, reviews the performance of the Company's executive personnel and develops and makes recommendations to the Board of Directors with respect to executive compensation policies. The Compensation Committee is empowered by the Board of Directors to award to executive officers appropriate bonuses, stock options, stock appreciation rights ("SARs") and stock-based awards. The Compensation Committee met one time during fiscal 2001.

   The Compensation Committee has access to independent compensation data and from time to time engages outside compensation consultants. In fiscal year 2001, the Compensation Committee considered the report of outside compensation consultants with respect to the issuance of shares of restricted stock, stock options and bonus arrangements for the executive officers in fiscal year 2001.

   The objectives of the Compensation Committee are to support the achievement of desired Company performance, to provide compensation and benefits that will attract and retain superior talent and reward performance and to fix a portion of compensation to the outcome of the Company's performance.

   The executive compensation program is generally composed of base salary, discretionary performance bonuses and long-term incentives in the form of stock options, SARs, stock-based awards and restricted stock awards. The compensation program also includes various benefits, including the Deferred Compensation Program, and health insurance plans and programs and pension and profit sharing and retirement plans in which substantially all of the Company's full-time employees participate.

   Base salaries for the executive officers of the Company are generally competitively set relative to salaries of officers of companies comparable in business and size included in the Standard & Poor's Retail Stores Composite Index. The base salary and other compensation arrangements for Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley were individually negotiated with the executive in connection with their hiring and are reviewed periodically by the Compensation Committee for a possible increase. In each instance, base salary takes into account individual experience and performance specific to the Company. The Compensation Committee generally attempts to provide compensation approximating the median of comparable companies. Except for increases associated with promotions or increased responsibility, increases in base salaries for executive officers of the Company from year to year are generally limited to adjustments to reflect increases in the rate of inflation.

   The Compensation Committee is aware that the Internal Revenue Code of 1986, as amended (the "Code"), treats certain elements of executive compensation in excess of $1,000,000 a year as an expense not deductible by the Company for federal income tax purposes. To the extent compensation to an executive officer exceeds the cap, the Compensation Committee considers the facts and circumstances in each instance to reach a determination regarding the impact of the cap on such compensation. In fiscal year 2001, the Board of Directors amended the Company's 2000 Omnibus Equity Plan to eliminate the limitation on the number of awards which may be made to an individual in a single year.

   In fiscal year 2001, Mr. Miller was approached by another company to join such company as its chief executive officer and to bring with him any other members of Rite Aid's management team he desired. The Board of Directors considered the impact of the loss of Mr. Miller (and other executive officers) on, among other things, the Company's relationship with its vendors, lenders and employees and ability to refinance its outstanding indebtedness and believed that this management team was best fit to lead the Company to achieving its goals. In February 2000, the Compensation Committee developed an economic incentive package for Mr. Miller, Ms. Sammons, Mr. Jessick, Mr. Gerson and Mr. Standley and other executive officers as incentive to keep the Company's executive management team in place. In determining the economic packages, the Compensation Committee considered the implications of the loss of the deductibility of certain elements of executive compensation, including, among other things, awards under the 2000 Omnibus Equity Plan, as amended, and determined that the Company's current needs and circumstances were more important than the future benefit of the deductibility of such compensation under Section 162(m) of the Code.

   The Compensation Committee is empowered to approve the payment of cash performance bonuses to employees, including executive officers, of the Company. During fiscal year 2001, the Compensation Committee established the Annual Performance-Based Incentive Program (the "Annual Incentive Plan"). The purpose of the Annual Incentive Plan is to provide an incentive for executives of the Company and to reward them in relation to the degree to which specified goals relating to the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") are achieved. Each year, the Compensation Committee determines an EBITDA goal and a targeted incentive as a percentage of salary. Depending upon the EBITDA achieved during such year, participants are entitled to a percentage, ranging from 0% to 150%, of the targeted incentive award fixed by the Compensation Committee. For fiscal year 2001, the EBITDA goals established under the Annual Incentive Plan were not achieved. However, at the direction of the Board of Directors, bonuses of 75% of the targeted incentive were paid in fiscal year 2002 with respect to fiscal year 2001 to all participants in the Annual Incentive Plan, including the Named Executive Officers. In addition, the Board of Directors, at the recommendation of the CEO and review by the outside compensation consultant, paid a special bonus in fiscal year 2001 to members of senior management in recognition of their special and extraordinary efforts in connection with the refinancing of the Company's debt obligations.

   The Compensation Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options to the Company's employees, including executive officers. Stock options are granted typically at the prevailing market price and, therefore, will only have value if the Company's stock price increases over the exercise price. The Compensation Committee believes that the grant of stock options and stock-based awards provides a long-term incentive to such persons to contribute to the growth of the Company and establishes a direct link between compensation and stockholder return, measured by the same index used by stockholders to measure Company performance. The terms of options granted by the Compensation Committee, including vesting, exercisability and option term, are determined by the Compensation Committee, based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer, previous option grants to executive officers and a review of competitive equity compensation for executive officers of similar rank in companies that are comparable to the Company's industry and size. In 2000, the price of the Company's stock began to decline so that by late 2000 many of the outstanding options held by the executive officers were out of the money and consequently provided significantly less value as an incentive. In November 2000, the Board of Directors, with the unanimous consent of the Compensation Committee determined that it would be in the Company's interest to restore the incentive by granting certain new options to the Named Executive Officers and other members of senior management at the then current market price and cancelling the same number of options that had been granted previously to such officers. The vesting schedule of such options was not changed.

     Stuart M. Sloan, Compensation Committee Chairman

     Leonard I. Green, Compensation Committee Member

     Jonathan D. Sokoloff, Compensation Committee Member

     Nancy A. Lieberman, Compensation Committee Member

                             AUDIT COMMITTEE REPORT

   The Board of Directors maintains an Audit Committee comprised of four of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the New York Stock Exchange ("NYSE") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by Sections 303.02(B)(2)(a) and (3) of the NYSE's listing standards.

   The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board has adopted a written charter of the Audit Committee, a copy of which is attached as an Annex A hereto.

   The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

   The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their audit, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held nine meetings during fiscal year 2001. The Company incurred the following fees, including expenses billed to the Company for the fiscal year ended March 3, 2001 by the Company's principal accounting firm, Deloitte & Touche LLP, member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte & Touche"):

Audit Fees

   Fees for the fiscal year 2001 audit and the reviews of interim financial statements included in Forms
10-Q were $10.4 million.

Financial Information Systems Design and Implementation Fees

   No fees for services were paid related to financial information systems design and implementation for the fiscal year ended March 3, 2001.

All Other Fees

   Aggregate fees billed for all other services rendered by Deloitte & Touche for the fiscal year ended March 3, 2001 were $10.2 million, which includes fees for forensic services rendered in connection with the independent investigation conducted by the Audit Committee, management consulting services and tax consulting services.

   The Audit Committee has considered whether the level of non-audit services provided by Deloitte & Touche is consistent with maintaining Deloitte & Touche's independence.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 3, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of Deloitte & Touche as the Company's independent auditors for fiscal year 2002.

   Leonard N. Stern, Audit Committee Chairman

   William J. Bratton, Audit Committee Member

   Alfred M. Gleason, Audit Committee Member

   Gerald Tsai, Jr. Audit Committee Member


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION


   None of our executive officers, directors or Compensation Committee members currently serve, or have in the past served, on the compensation committee of any other company whose directors and executive officers have served on Rite Aid's Compensation Committee.

                            STOCK PERFORMANCE GRAPH


   The graph below compares the yearly percentage change in the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return on (i) the Russell 1000 Consumer Staples Index, (ii) the Russell 1000 Index, (iii) the S&P Retail Stores Composite Index and (iv) the Standard & Poor's 500 Index (the "S&P 500 Index") over the same period (assuming the investment of $100.00 in the Common Stock and such indexes on March 3, 1996 and reinvestment of dividends). We discuss in the following paragraph the reasons that we have determined to change the indexes used in the performance graph.

   For comparison of cumulative total return, the Company has elected to use the Russell 1000 Consumer Staples Index, consisting of 41 companies including the three largest drugstore chains, and the Russell 1000 Index. This allows comparison of the Company to a peer group of similar sized companies. We are one of the companies included in the Russell 1000 Consumer Staples Index and the Russell 1000 Index. The Russell 1000 Consumer Staples Index is a capitalization-weighted index of companies that provide products directly to consumers that are typically considered nondiscretionary items based on consumer purchasing habits. The Russell 1000 Index consists of the largest 1000 companies in the Russell 3000 Index and represents the universe of large capitalization stocks from which many active money managers typically select.

   In the preceding fiscal year we used the S&P 500 Index and the S&P Retail Stores Composite Index because Rite Aid was included in those indexes. Rite Aid is no longer included in those indexes. We will discontinue showing the performance of the S&P 500 Index and the S&P Retail Stores Composite Index in the future.

                                  [LINE GRAPH]

                                               1996           1997           1998           1999           2000           2001
Rite Aid Corporation                         $100.00        $136.85        $213.53        $275.94        $ 46.94        $ 41.58

Russell 1000 Consumer Staples Index          $100.00        $132.73        $162.24        $171.05        $129.94        $171.54

Russell 1000 Index                           $100.00        $123.65        $166.62        $196.31        $226.35        $203.63

S&P Retail Stores Composite Index            $100.00        $120.48        $184.30        $270.66        $260.08        $265.56

S&P 500 Index                                $100.00        $125.53        $169.45        $202.90        $226.70        $207.18


   The Company's fiscal year ends on the Saturday closest to February 28. Fiscal year 2001 included 53 weeks and ended on March 3, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires Rite Aid's executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the NYSE. Such persons are required by SEC regulations to furnish Rite Aid with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to Rite Aid, the Company has determined that during fiscal year 2001 no persons subject to Section 16(a) reporting submitted late filings under Section 16(a) of the Exchange Act.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of the Record Date, certain information concerning the beneficial shareholdings of (a) each director, (b) each nominee for director, (c) each executive officer named in the Summary Compensation Table appearing elsewhere herein, (d) each holder of more than five percent of the Common Stock and (e) all directors and executive officers as a group (based on 394,341,787 shares of Common Stock outstanding as of such date). Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.


                                                                 Number of Common
Beneficial Owners                                          Shares Beneficially Owned(1)    Percentage of Class
---------------------------------                          ----------------------------    -------------------
Executive Officers and Directors:
William J. Bratton .....................................                14,889(2)                    *
Elliot S. Gerson .......................................               665,004(3)                    *
Alfred M. Gleason ......................................               106,189(4)                    *
Leonard I. Green .......................................            62,089,218(5)                 15.7%
David R. Jessick .......................................             1,243,513(6)                    *
Nancy A. Lieberman .....................................                 7,000                       *
Robert G. Miller .......................................             3,773,976(7)                    *
Mary F. Sammons ........................................             2,437,765(8)                    *
Stuart M. Sloan ........................................                10,989                       *
Jonathan D. Sokoloff ...................................            61,600,654(9)                 15.6%
John T. Standley .......................................             1,231,383(10)                   *
Leonard N. Stern .......................................                50,989(11)                   *
Gerald Tsai, Jr ........................................                60,989(12)                   *
All executive officers and directors (18 persons) ......            73,415,990                    18.3%
5% Stockholders:
Green Equity Investors III, L.P. .......................            61,095,218(13)                13.4% (14)
11111 Santa Monica Blvd.
Suite 2000
Los Angeles, CA 90025
J.P. Morgan Chase & Co. ................................            38,923,836(15)                 9.8%
60 Wall Street
New York, NY 10260

---------------
*    Percentage less than 1% of class.
(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under Exchange Act, thereby including options exercisable within 60 days of the Record Date.
(2)  This amount includes 400 shares owned by Mr. Bratton's wife.
(3) This amount includes 610,002 shares which may be acquired within 60 days by exercising stock options, 1,002 shares in Mr. Gerson's 401(k) account and 43,750 restricted shares.
(4)  This amount includes 16,000 shares owned by Mr. Gleason's wife.
(5) This amount includes 61,095,218 shares beneficially owned by Green Equity Investors III, L.P., which is affiliated with Leonard Green & Partners, L.P., of which Mr. Green is an executive officer and equity owner, 990,000 shares owned by Verdi Group, Inc., over which Mr. Green has beneficial ownership.

(6) This amount includes 745,019 shares which may be acquired within 60 days by exercising stock options and 432,892 restricted shares.
(7) This amount includes 2,079,885 shares which may be acquired within 60 days by exercising stock options and 1,441,383 restricted shares.
(8) This amount includes 1,490,038 shares which may be acquired within 60 days by exercising stock options and 843,907 restricted shares.
(9) This amount consists of 61,095,218 shares beneficially owned by Green Equity Investors III, L.P., which is affiliated with Leonard Green & Partners, L.P., of which Mr. Sokoloff is an executive officer and equity owner.
(10) This amount includes 745,019 shares which may be acquired within 60 days by exercising stock options and 432,892 restricted shares.
(11) This amount includes 2,000 restricted shares.
(12) This amount includes 2,000 restricted shares.
(13) Green Equity Investors III, L.P. beneficially owns 61,095,218 shares of Common Stock. This number represents the number of shares issuable within 60 days of the Record Date upon the conversion of convertible preferred stock.
(14) Based upon the number of shares outstanding as of the Record Date and assuming conversion of all Class B Preferred Stock by Green Equity Investors III, L.P.
(15) This amount, as reflected in a report on Schedule 13G/A dated February 14, 2001 and Forms 4 filed on March 12, March 13 and April 10, 2001 filed by J.P. Morgan Chase & Co., consists of 38,923,836 shares of Common Stock, including 2,500,000 shares where there is a right to acquire, of which the reporting person claims sole voting and dispositive power over 38,923,836 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In fiscal year 2001, Rite Aid paid to J.P. Morgan Chase & Co. ("J.P. Morgan"), one of Rite Aid's lenders and a beneficial owner of more than 5% of Common Stock, fees and other amounts in connection with the Company's financing activities, including the refinancing in June 2000, of $20.5 million. Rite Aid anticipates paying J. P. Morgan additional fees and other amounts for services in connection with financing activities described under "Refinancing Commitment" under Proposal No. 2 and related transactions in the aggregate of $15.7 million and may pay it additional compensation for services in connection therewith in amounts to be determined.

   In June 2000, J.P. Morgan and another financial institution participated in the refinancing of certain Rite Aid debt by agreeing to purchase $93.2 million of 10.5% senior secured notes due September 2002 when the 5.5% notes matured in December 2000.

   In June 2000, certain lenders, including J.P. Morgan Ventures Corporation, an affiliate of J.P. Morgan, exchanged an aggregate of $284.8 million of their loans outstanding under the PCS credit facility, the RCF credit facility and a $300.0 million demand note into an aggregate of 51,785,434 shares of our common stock at an exchange rate of $5.50 per share.

   During fiscal year 2001, Rite Aid paid Leonard Green & Partners, L.P. a $3 million fee for services provided in connection with the financial restructuring transactions which Rite Aid completed in June 2000 and reimbursed its out-of-pocket expenses and a $2.5 million fee for services provided in connection with the sale of PCS Health Services, Inc. Leonard Green and Jonathan D. Sokoloff, members of Rite Aid's Board of Directors, are equity owners of Leonard Green & Partners, L.P. In October 1999, Rite Aid agreed to pay Leonard Green & Partners, L.P. an annual fee of $1 million for its consulting services. This fee was increased to $1.5 million at the time of the June 2000 restructuring transactions. The consulting agreement also provides for the reimbursement of out-of-pocket expenses incurred by Leonard Green & Partners, L.P. Rite Aid has agreed to register the Common Stock issuable upon conversion of the Series B Preferred Stock and to pay all expenses and fees (other than underwriting discounts and commission) related to any registration.

   The Hartz Mountain Corporation, which was owned and controlled by Leonard N. Stern, sold merchandise in the ordinary course of business to the Company and its subsidiaries in the approximate amount of $5,000,000 during the year ended December 31, 2000. Mr. Stern sold his interest in The Hartz Mountain Corporation on December 29, 2000.

   The law firm of Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to Rite Aid. Nancy Lieberman, a director of Rite Aid, is a partner of that law firm. Fees paid by Rite Aid to Skadden, Arps, Slate, Meagher & Flom LLP did not exceed five percent of the law firm's gross revenues for its last fiscal year.

                             STOCKHOLDER PROPOSALS

   Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Any Stockholder desiring to present a proposal for inclusion in the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders of the Company must present the proposal to the Company no later than January 31, 2002. Only those proposals that comply with the requirements of Rule 14a-8 promulgated under the Exchange Act will be included in the Company's Proxy Statement for the 2002 Annual Meeting. Written notice of stockholder proposals submitted outside the process of Rule 14a-8 for consideration at the 2002 Annual Meeting of Stockholders (but not included in the Company's Proxy Statement) must be received by the Company by April 16, 2002 in order to be considered timely, subject to any provisions of the Company's bylaws. The chairman of the meeting may determine that any proposal for which the Company did not receive timely notice shall not be considered at the meeting. If in the discretion of the Chairman any such proposal is to be considered at the meeting, the persons designated in the Company's Proxy Statement shall be granted discretionary authority with respect to the untimely stockholder proposal.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that have been submitted for consideration at this Meeting. If any other matters come before the stockholders at this Meeting, the persons named on the enclosed proxy intend to vote the shares they represent in accordance with their best judgment.

                              INDEPENDENT AUDITORS

   During fiscal year 2000, the firm of KPMG LLP ("KPMG") resigned as independent auditors of the Company because they were unable to continue to rely on management's representations. The Company then engaged Deloitte & Touche to replace KPMG as its independent auditors. Attached to this Proxy Statement as Annex B is a copy of the Form 8-K filed by the Company on November 11, 1999 and of the Form 8-K/A filed by the Company on December 6, 1999, which were filed with the SEC in connection with the change in the Company's independent auditors and include letters delivered by KPMG regarding its disagreement with the Company (the text of the Forms 8-K and 8-K/A and their exhibits is incorporated herein by reference). Since the filing of the Form 8-K/A on December 6, 1999, the Company has reviewed its accounting practices and is developing and implementing new internal accounting systems and controls as its seeks to develop reliable and adequate systems.

   A representative of Deloitte & Touche is expected to be present at the meeting and will be available to respond to appropriate questions and will be afforded an opportunity to make a statement.

                            SOLICITATION OF PROXIES

   The entire cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, solicitations may be made by telephone, internet and personal interviews by officers, directors and regularly engaged employees of the Company. The Company has retained W.F. Doring & Co., Inc. to assist in the solicitation of proxies for approximately $5,000, plus out-of-pocket expenses. Brokerage houses, custodians, nominees and fiduciaries that receive the solicitation materials will be requested to forward this proxy statement to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

                                 ANNUAL REPORT

   A copy of Rite Aid's Annual Report for fiscal year 2001 is being mailed to Stockholders together with this Proxy Statement to all Stockholders entitled to notice of and to vote at the Meeting. The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we file later with the Securities and Exchange Commission will automatically update and supersede previously filed information, including information contained in this document.

   We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

   o The following sections of our Annual Report on Form 10-K for the fiscal year ended March 3, 2001 as filed with the SEC on May 21, 2001:

          -Item 6 "Selected Financial Data" beginning on page 15;

          -Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 17;

          -Item 7A "Quantitative and Qualitative Disclosures About Market
           Risks" beginning on page 32;

          -Item 8 "Financial Statements and Supplementary Data" on pages F-1 through F-41; and

          -Item 9 "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" beginning on page 33.

                                                                        ANNEX A
                         CHARTER OF THE AUDIT COMMITTEE
               OF THE BOARD OF DIRECTORS OF RITE AID CORPORATION


1. Purpose. The Audit Committee's purpose is to provide assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Corporation and its subsidiaries.

2. Composition. The Audit Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board of Directors. The Chairman of the Audit Committee shall be designated by the Board of Directors, provided that if the Board of Directors does not so designate a Chairman, the members of the Audit Committee, by majority vote, may designate a Chairman. Each member of the Audit Committee shall be qualified to serve on the Audit Committee pursuant to the requirements of the NYSE.

3. Meetings. The Audit Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. The Audit Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Audit Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board of Directors.

4. Duties and Responsibilities. In carrying out its duties and responsibilities, the Audit Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Audit Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Audit Committee:

     (a) Make recommendations to the Board of Directors as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

     (b) Review and approve the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein;

     (c) Review the performance of the Corporation's independent auditors and make recommendations to the Board of Directors regarding the replacement or termination of the independent auditors when circumstances warrant;

     (d) Oversee the independence of the Corporation's independent auditors by, among other things:

          (i) requiring the independent auditors to deliver to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation; and

          (ii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board of Directors take appropriate action to satisfy itself of the auditors' independence;

     (e) Instruct the Corporation's independent auditors that they are ultimately accountable to the Audit Committee and the Board of Directors, and that the Audit Committee and the Board of Directors are responsible for the selection, evaluation and termination of the Corporation's independent auditors;

     (f) Review and accept, if appropriate, the annual audit plan of the Corporation's independent auditors, including the scope of audit activities, and monitor such plan's progress and results during the year;

     (g) Review the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation's independent auditors;

     (h) Review with management and the Corporation's independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation's financial statements, as are deemed appropriate for review by the Audit Committee prior to any interim or year-end filings with the SEC or other regulatory body;

     (i) Meet or confer with the independent auditors and management quarterly to review, prior to filing with the SEC, the Corporation's interim financial statements to be included in Quarterly Reports on Form 10-Q and confirm that such financial statements have been reviewed by the Corporation's independent auditors;

     (j) Review the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures through inquiry and discussions with the Corporation's independent auditors and management of the Corporation;

     (k) Review with management the Corporation's administrative, operational and accounting internal controls, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

     (l) Receive periodic reports from the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

     (m) Establish and maintain free and open means of communication between and among the Board of Directors, the Audit Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management, including providing such parties with appropriate opportunities to meet privately with the Audit Committee;

     (n) Review and reassess annually the adequacy of the Audit Committee's charter;

     (o) Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

     (p) Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement;

     (q) Review the Corporation's policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Audit Committee shall consider the results of any review of these policies and procedures by the Corporation's independent auditors;

     (r) Obtain from the Corporation's independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

     (s) Secure independent expert advice, including retaining independent counsel, accountants, consultants or others, to assist the Audit Committee in fulfilling its duties and responsibilities;

     (t) Report regularly to the Board of Directors on its activities, as appropriate; and

     (u) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Audit Committee or the Board of Directors deems necessary or appropriate.

   While the Audit Committee has the duties and responsibilities set forth in this charter, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Audit Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations.

                                                                        ANNEX B




                            FORM 8-K AND FORM 8-K/A

===============================================================================





                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            ------------------------

                                    FORM 8-K

                            ------------------------



                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 11, 1999


                            ------------------------



                              RITE AID CORPORATION

             (Exact name of registrant as specified in its charter)





                 Delaware                                1-5742                              23-1614034
     (State or other jurisdiction of            (Commission File Number)                   (IRS Employer
              incorporation)                                                            Identification No.)
             30 Hunter Lane,
         Camp Hill, Pennsylvania                                                               17011
 (Address of principal executive offices)                                                    (Zip Code)


        Registrant's telephone number, including area code: (717) 761-2633
===============================================================================

ITEM 4. Changes in Registrant's Certifying Accountant.

   On November 11, 1999, the firm of KPMG LLP ("KPMG") orally notified a member of the Audit Committee and the Registrant of their resignation as auditors of the Registrant because they were unable to continue to rely on management's representations.

   By letter dated November 11, 1999, KPMG advised the Registrant that, in light of the Registrant's announcement on October 18, 1999 that the Registrant is planning to restate its consolidated balance sheets as of February 27, 1999 and February 28, 1998 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended February 27, 1999, KPMG's auditors' report thereon dated May 28, 1999 "should no longer be relied upon." In addition, KPMG requested that the Registrant advise those persons who have received a copy of KPMG's report and those persons that the Registrant believes are relying or are likely to rely on the financial statements to be restated and the related report "of [KPMG's] notification to [the Registrant] that the Financial Statements and the Report should no longer be relied upon." (A copy of this letter is attached as Exhibit 99.1 hereto.) The withdrawn report and KPMG's report on the Registrant's consolidated financial statements for the fiscal year ended February 28, 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

   On November 2, 1999, the Registrant filed its Quarterly Report on Form 10-Q for the thirteen and twenty-six weeks ended August 28, 1999, which included certain restated financial information. KPMG did not audit, review, or otherwise report on the financial statements included in the Form 10-Q. In view of KPMG's resignation on November 11, 1999, the Registrant was not able to resolve to KPMG's satisfaction, prior to their resignation, the amounts and causes of the restatement adjustments identified in the Registrant's most recently filed Form 10-Q and the additional restatement adjustments which may be required with respect to prior periods not included in that Form 10-Q. KPMG discussed certain of these matters with members of the Audit Committee. The Registrant is continuing to review its accounting practices for the past several years.

   In connection with the audits of the Registrant's consolidated financial statements for the fiscal years ended February 27, 1999 and February 28, 1998, and during the subsequent unaudited interim periods since the most recently ended fiscal year, there were no disagreements with KPMG on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in their report other than as follows:

   In connection with the audit of the Registrant's consolidated financial statements for the fiscal year ended February 27, 1999, KPMG reported to the Registrant's Audit Committee the following three disagreements between KPMG and the Registrant:

     (1) KPMG disagreed with the Registrant's view that certain amounts could be reflected as income based upon estimates of recoveries from vendors.

     (2) KPMG disagreed with the Registrant's accounting for certain deferred costs.

     (3) KPMG disagreed with the Registrant's accounting for certain expenses charged against its acquisition accruals.

   With respect to these matters, the Registrant adjusted its financial statements to record its estimates of the appropriate amounts.

   The Registrant has authorized KPMG to respond fully to any successor independent accounting firm regarding KPMG's audit of the Registrant's financial statements, the disagreements with the Registrant in connection therewith, the Reportable Events and KPMG's resignation as auditors of the Registrant.

   At an Audit Committee meeting on June 30, 1999, KPMG delivered a letter to the Audit Committee dated June 24, 1999 describing the following material weakness in the Registrant's internal controls. The letter stated that the Registrant's internal controls were insufficient to allow the Registrant's management "to accumulate and reconcile information necessary to properly record and analyze transactions on a timely basis." The letter suggested the following actions to "significantly enhance the quality of [the Registrant's] financial accounting and reporting function": "(a) adding sufficient qualified accounting personnel, (b) improving the financial accounting systems, which produce the necessary data,
(c) analyzing the data on a timely basis, and (d) significantly improving documentation supporting transactions, journal entries, and business decisions on a timely basis." KPMG has asserted that it informed the Registrant on June 23, 1999 and the Audit Committee at the June 30, 1999 meeting that, as a result of the issuance of the material weakness letter, KPMG would not be in a position to issue quarterly review reports until the matters referred to above were addressed and resolved. In addition, KPMG has asserted that they informed the Registrant on June 23, 1999 and the Audit Committee at the June 30, 1999 meeting that KPMG was no longer willing to rely on representations made by the then serving Chief Financial Officer. Each member of the Audit Committee and another member of the Registrant's Board of Directors who attended the June 30, 1999 Audit Committee meeting deny that any such statements were made at that meeting or at any other time. The Chief Financial Officer was replaced on July 14, 1999. Subsequent to June 24, 1999, the Registrant has created new positions in the financial accounting and reporting department and has filled and is seeking to fill those positions with qualified personnel. The Registrant is evaluating system needs in order to improve its financial accounting systems. The Registrant has restructured its accounting and financial reporting function to strengthen communication and accountability and is revising its processes and procedures with respect to transactions, journal entries and approvals to improve the timeliness with which it is able to document and analyze financial data.

   Simultaneously with their resignation on November 11, 1999, KPMG also advised the member of the Audit Committee and the Registrant that KPMG had concerns about the amounts the Registrant charged certain vendors relating to damaged or outdated products. In June 1999, the Registrant engaged a third party to handle all damaged or outdated products, including obtaining appropriate refunds, and accordingly, the Registrant is no longer involved in processing damaged or outdated products. In view of KPMG's resignation on November 11, 1999, there was no opportunity for the Registrant to resolve this matter to KPMG's satisfaction prior to their resignation.

   The Registrant is in the process of engaging new independent accountants to audit and report on the Registrant's restated consolidated balance sheets as of February 27, 1999 and February 28, 1998 and the related restated consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended February 27, 1999. The new independent accountants will also audit the Registrant's consolidated financial statements for the fiscal year ending February 26, 2000.

ITEM 5. Other Events

   The Registrant has been advised that the Securities and Exchange Commission has commenced a formal investigation of the Registrant.

ITEM 7. Financial Statements and Exhibits

(c)  The following exhibits are filed with this report:

   Exhibit Number         Description
   ------------------     -----------------------------------------------------------
   16.1                   Letter of KPMG LLP dated November   , 1999*
   99.1                   Letter of KPMG LLP dated November 11, 1999

---------------
*To be filed by amendment.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  RITE AID CORPORATION

Date: November 18, 1999           By:     /s/ Elliot T. Gerson
                                     -------------------------------------------
                                  Name:   Elliot T. Gerson
                                  Title:  Senior Executive Vice President,
                                          Secretary and General Counsel




                                 EXHIBIT INDEX

Exhibit Number            Description
------------------        -----------------------------------------------------------
99.1                      Letter of KPMG LLP dated November 11, 1999

                                                                   Exhibit 99.1




                               [LETTERHEAD OF KPMG]



BY HAND DELIVERY

November 11, 1999

Board of Directors
Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011


Board of Directors:

   We have examined the consolidated balance sheets of Rite Aid Corporation and subsidiaries (the "Company") as of February 27, 1999 and February 28, 1998 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended February 27, 1999 (the "Financial Statements") and issued our auditors' report thereon dated May 28, 1999 (the "Report").

   In light of the Company's announcement in its press release dated October 18, 1999, to the effect that the Company is "planning to restate its quarterly and annual financial statements for each of its 1999, 1998, and 1997 fiscal years and for prior years," we cannot continue to be associated with the Financial Statements. Accordingly, KPMG LLP hereby advises you that our Report on the Company's Financial Statements should no longer be relied upon.

   We request that to the extent you have not already done so, you promptly advise those persons who have received a copy of the Report, and whom you believe are relying on the Financial Statements and the related Report, or who are likely to rely upon the Financial Statements and the related Report, of our notification to you that the Financial Statements and the Report should no longer be relied upon. Further, we ask you to determine, together with your legal counsel, the disclosure(s) which the Company should make to the United States Securities and Exchange Commission and any other regulatory body having jurisdiction over the Company. We request that you promptly supply us with copies of any notifications you make pursuant to the request set forth in this paragraph.

Very truly yours,

/s/ KPMG LLP

===============================================================================




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            ------------------------
                                   FORM 8-K/A
                            ------------------------



                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): November 11, 1999


                            ------------------------



                              RITE AID CORPORATION

             (Exact name of registrant as specified in its charter)

                 Delaware                                1-5742                              23-1614034
     (State or other jurisdiction of            (Commission File Number)                   (IRS Employer
              incorporation)                                                            Identification No.)
             30 Hunter Lane,
         Camp Hill, Pennsylvania                                                               17011
 (Address of principal executive offices)                                                    (Zip Code)


       Registrant's telephone number, including area code: (717) 761-2633





===============================================================================

ITEM 7. Financial Statements and Exhibits

(c)  The following exhibits are filed with this report:

   Exhibit Number         Description
   ------------------     -----------------------------------------------------------
   16.1                   Letter of KPMG LLP dated December 2, 1999
   99.1                   Letter of KPMG LLP dated November 11, 1999*

---------------
*    Previously filed.



                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             RITE AID CORPORATION
                                             By:     /s/ Elliot T. Gerson
   Date: December 2, 1999                       ---------------------------------------------------------
                                             Name:   Elliot T. Gerson
                                             Title:  Senior Executive Vice President,
                                                     Secretary and General Counsel

                                                                   EXHIBIT 16.1

                               [LETTERHEAD KPMG]

December 2, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

   KPMG LLP ("KPMG") was previously the principal accountants for Rite Aid Corporation ("Rite Aid" or the "Company") and, under the date of May 28, 1999, we reported on the consolidated balance sheets of the Company and its subsidiaries as of February 27, 1999 and February 28, 1998 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended February 27, 1999. On November 11, 1999, we resigned as the Company's principal accountants. We have read the Company's statements included in Item 4 of its Form 8-K dated November 18, 1999 ("Item 4"), and we agree with such statements, except as follows:

   KPMG is not in a position to agree or disagree with the Company's statement in the last sentence of the third paragraph of Item 4.

   KPMG disagrees with the Company's statements in the fourth and fifth sentences of the seventh paragraph of Item 4 to the extent they imply that KPMG did not communicate the information described in those sentences to the Company's management. Based on the recollections of the KPMG personnel who attended the meeting with members of the Company's management on June 23, 1999, KPMG believes it communicated the information described in the fourth and fifth sentences to the Company on June 23, 1999.

   KPMG is not in a position to agree or disagree with the statements made by the Company in the sixth sentence of the seventh paragraph of Item 4, because KPMG is not in a position to know the recollections of the members of the Company's Audit Committee and the other member of the Company's Board of Directors who attended the June 30, 1999 Audit Committee meeting. However, the statements made by the Company in the sixth sentence are inconsistent with the recollections of KPMG personnel who attended that Audit Committee meeting.

   KPMG is not in a position to agree or disagree with the Company's statements in the eighth, ninth, and tenth sentences of the seventh paragraph of Item 4, to the effect that the Company is seeking to fill new positions in its financial accounting and reporting department with qualified personnel, that the Company is evaluating system needs in order to improve its financial accounting systems, and that the Company has restructured its accounting and financial reporting function to strengthen communication and accountability and is revising its processes and procedures with respect to transactions, journal entries and approvals to improve the timeliness with which it is able to document and analyze financial data.

   KPMG is aware that the Company has entered into an agreement with a third party concerning the third party's handling of damaged and outdated products, but KPMG is not in a position to agree or disagree with the Company's statements in the second sentence of the eighth paragraph of Item 4, to the effect that the third party engaged by the Company will handle all damaged or outdated products, including obtaining appropriate refunds, and therefore, the Company will no longer be involved in processing damaged or outdated products.

   KPMG is not in a position to agree or disagree with the Company's statements in the ninth paragraph of Item 4.

Very truly yours,

/s/ KPMG LLP

Date: December 6, 1999

PROXY                         RITE AID CORPORATION                         PROXY


           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - - JUNE 27, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby constitutes and appoints Robert G. Miller, David
R. Jessick, Elliot S. Gerson and Robert B. Sari, or any one of them, as proxies, with full power of substitution, to vote all shares of stock of Rite Aid Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Radisson Penn Harris Hotel & Convention Center, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania 17011, at 10:00 a.m., on June 27, 2001, and at any adjournments or postponements thereof as set forth below. If applicable, this proxy shall also govern the voting of stock held for the account of the undersigned in the Company's Investment Opportunity Plan.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED, OR, IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED (I) FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR, (II) FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION, (III) FOR THE APPROVAL OF THE APPOINTMENT OF DELOITTE &
TOUCHE LLC AS THE INDEPENDENT AUDITORS, AND (IV) IN THE NAMED PROXIES' DISCRETION ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT FURNISHED HEREWITH, AND HEREBY CONFIRMS THAT THIS PROXY SHALL BE VALID AND MAY BE VOTED WHETHER OR NOT THE STOCKHOLDER'S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                     IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                          (Continued on reverse side.)

--------------------------------------------------------------------------------

                              RITE AID CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ( )
[                                                                              ]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.    Election of Directors - -                                           For         Withhold        For All
      Nominees:  01-Mary F. Sammons, 02-Leonard N. Stern                  All           All           Except
                                                                          ( )           ( )             ( )
      ----------------------------------------------------
      (Except nominee(s) written above.)

2.    Approval of the amendment to our Amended Certificate                For         Against         Abstain
      of Incorporation.
                                                                          ( )           ( )             ( )

3.    Approval of the appointment of Deloitte & Touche LLP                For         Against         Abstain
      as independent auditors.
                                                                          ( )           ( )             ( )


                                                               Dated:                                 , 2001
                                                                       -------------------------------

                                                               ---------------------------------------------
                                                               Signature of Stockholder


                                                               ----------------------------------------------
                                                               NOTE: When signing as attorney-in-fact,
                                                               executor, administrator, trustee or
                                                               guardian, please add your title as such, and
                                                               if signer is a corporation, please sign with
                                                               full corporate name by duly authorized
                                                               officer or officers and affix the corporate
                                                               seal. Where stock is issued in the name of
                                                               two or more persons, all such persons should
                                                               sign.
-------------------------------------------------------------------------------------------------------------

                   (triangle) FOLD AND DETACH HERE (triangle)

CONTROL NUMBER

                     YOU CAN VOTE BY TELEPHONE OR INTERNET!

                    AVAILABLE 24 HOURS A DAYo 7 DAYS A WEEK

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you vote.

                                TO VOTE BY PHONE
                                ----------------
                       (within the U. S. and Canada only)

o Call toll free 1-800-213-3668 from a touch tone telephone. There is NO CHARGE for this call.

o   Enter the six-digit Control Number located above.

    Option 1:   If you choose to vote as the Board of Directors recommends on
                ALL proposals, press 1. When asked, please confirm your vote by pressing 1 again.

    Option 2:   If you choose to vote on EACH proposal SEPARATELY, press 0 and follow the recorded instructions. Your vote selections will be repeated and you will have an opportunity to confirm them.


                            TO VOTE ON THE INTERNET
                            -----------------------

o   Go to the following website:  http://www.computershare.com/us/proxy
                                  -------------------------------------

o Enter the information requested on your computer screen, including your six-digit Control Number located above, then follow the voting instructions on the screen.

  If you vote by telephone or the Internet, DO NOT mail back this proxy card.

    Proxies submitted by telephone or the Internet must be received by 12:00 midnight, Central Daylight Time, June 26, 2001.

                             THANK YOU FOR VOTING!